                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               WYLE ELECTRONICS
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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Notes:

                                                               PRELIMINARY COPY

                                [LOGO OF WYLE]

                            15370 BARRANCA PARKWAY
                                P.O. BOX 57008
                         IRVINE, CALIFORNIA 92619-7008

                                ---------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 9, 1995

                                ---------------

  The Annual Meeting of Shareholders of Wyle Electronics (formerly Wyle Laboratories and hereafter the "Company") will be held on Tuesday, May 9, 1995, at 10:30 a.m., Pacific Daylight Time, at The Ritz Carlton Hotel, Salon III, 4375 Admiralty Way, Marina del Rey, California 90292. Please refer to the map on the outside back cover of the accompanying Proxy Statement for directions to the Annual Meeting location.

  The meeting will consider the following business, which is described in the accompanying Proxy Statement:

  1. To approve an amendment to the Company's Restated Articles of Incorporation (the "Articles") to eliminate cumulative voting in the election of directors;

  2. To approve an amendment to the Company's bylaws to provide for the classification of the Company's Board of Directors for purposes of the election of directors;

  3. To elect nine directors to the Board of Directors. The nominees for election to the Board of Directors are named in the attached Proxy Statement. If the amendment to the Company's bylaws to create a classified Board (described in item 2. above) is approved, the directors will be elected to a classified Board, with three directors being elected for a term of one year, three directors for a term of two years and three directors for a term of three years. In the event the classification proposal is not approved, all directors will be elected for a term of one year;

  4. To approve the Company's 1995 Stock Incentive Plan.

  5. To ratify the selection of Arthur Andersen LLP as independent public accountants to audit the financial statements of the Company for the year ending December 31, 1995.

  6. To transact such other business as may properly come before the meeting or any adjournment thereof.

  The Board of Directors has fixed the close of business on March 15, 1995, as the record date for determining those shareholders who will be entitled to notice of and to vote at the meeting or at any adjournment thereof.

  ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR VOTE IS IMPORTANT. PLEASE EXECUTE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING. YOUR PROMPTNESS IN RETURNING THE PROXY WILL ASSIST IN THE EXPEDITIOUS AND ORDERLY PROCESSING OF THE PROXIES. IF YOU RETURN YOUR PROXY, YOU MAY NEVERTHELESS ATTEND THE ANNUAL MEETING AND VOTE YOUR SHARES IN PERSON IF YOU WISH. YOU MAY ALSO REVOKE YOUR PROXY PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE COMPANY AT 15370 BARRANCA PARKWAY, P.O. BOX 57008, IRVINE, CALIFORNIA 92619-7008 OR BY EXECUTING A SUBSEQUENT PROXY AND DELIVERING THE SUBSEQUENT PROXY TO THE SECRETARY OF THE COMPANY AT THE ANNUAL MEETING.

                                    By Order of the Board of Directors


                                    /s/ STEPHEN D. NATCHER

                                    Stephen D. Natcher
                                    Secretary

Irvine, California
March 28, 1995

                                                               PRELIMINARY COPY

                                [LOGO OF WYLE]

                            15370 BARRANCA PARKWAY
                                P.O. BOX 57008
                         IRVINE, CALIFORNIA 92619-7008

                               ----------------

                                PROXY STATEMENT
                                MARCH 28, 1995

                               ----------------

GENERAL INFORMATION

  This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wyle Electronics (formerly Wyle Laboratories and hereafter the "Company") of proxies for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 9, 1995, at 10:30 a.m., Pacific Daylight Time, at The Ritz Carlton Hotel, Salon III, 4375 Admiralty Way, Marina del Rey, California 90292 (the "Annual Meeting").

  If the accompanying proxy is signed properly, dated and returned, the shares represented thereby will be voted in accordance with the specifications therein. Your proxy may be revoked at any time before its exercise by filing with the Secretary of the Company, at 15370 Barranca Parkway, P.O. Box 57008, Irvine, California 92619-7008, a written notice of revocation or an executed proxy bearing a later date. The execution of the enclosed proxy will not affect your right to vote in person should you find it convenient to attend the Annual Meeting and desire to vote in person.

  The expense of soliciting proxies will be borne by the Company. It is contemplated that proxies of registered shareholders will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may solicit proxies personally or by other appropriate means. The Company has engaged Corporate Investor Communications, Inc. to deliver the Company's proxy materials to brokers, nominees, fiduciaries and other custodians for distribution to their beneficial owners, and to solicit proxies from brokers, nominees, fiduciaries and other custodians. The cost of this service is approximately $6,500 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will also reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals.

  This Proxy Statement and the accompanying proxy were first mailed to shareholders on or about March 28, 1995.

VOTING SECURITIES

  On March 15, 1995, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting, 12,000,000 shares of the Company's Common Stock were outstanding.

  Votes cast by proxy or in person at the Annual Meeting will be counted by an appointed inspector of election. The inspector of election will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote, for purposes of determining the presence of a quorum and for purposes of determining the outcome of any matter submitted to the shareholders for a vote. Abstentions, however, do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of a plurality or of "votes cast."

  The inspector of election will treat shares referred to as "broker non-votes" (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote or that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters.

  In the election of directors, shares present but not voting will be disregarded (except for quorum purposes) and the candidates for election receiving the highest number of affirmative votes of the shares entitled to be voted for them up to the number of directors to be elected by those shares will be elected and votes cast against a candidate or votes withheld will have no legal effect. Any unmarked proxies, including those submitted by brokers or nominees, will be voted as indicated in the accompanying proxy card.

  Each shareholder of record is entitled to one vote for each share of Common Stock held on all matters to come before the Annual Meeting, except that shareholders may cumulatively vote their shares with respect to the election of directors. Pursuant to California law, no shareholder can cumulate votes unless the names of the candidates for which such votes are to be cast have been placed in nomination prior to the voting and a shareholder has, prior to the voting, given notice at the meeting of an intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for the candidates in nomination. If cumulative voting is utilized, each shareholder may give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares held by the shareholder, or may distribute that aggregate number of votes among as many candidates as the shareholder determines.

ELIMINATION OF CUMULATIVE VOTING
(PROPOSAL 1)

  The California General Corporation Law permits California corporations with widely traded securities to provide, with the approval of their shareholders, for majority rule voting in electing directors in lieu of cumulative voting. This legislation was sponsored by the Business Law Section of the State Bar of California and became effective on January 1, 1990.

  Prior to the legislation, cumulative voting in electing directors was mandatory for California corporations upon proper notice by any shareholder of the Company. By permitting shareholders of California corporations to provide for majority rule voting in electing directors, the new law substantially conforms California corporate law with the corporate laws of a majority of other states (including Delaware, Illinois, Michigan, New Jersey, New York, Ohio, Pennsylvania and Texas) which either provide that cumulative voting is optional or make no provisions for cumulative voting at all.

  The Board of Directors believes that cumulative voting is not an appropriate method of corporate governance for the Company. For a discussion of the reasons for the Board's conclusion, please see the discussion below under "Reasons for the Proposed Amendment." Accordingly, the Board of Directors has adopted and is submitting for shareholder approval an amendment to the Company's

Restated Articles of Incorporation (the "Articles") which, if approved by the shareholders, would provide for majority rule voting in electing the Company's directors by eliminating cumulative voting following the Annual Meeting. The text of the proposed amendment to the Articles is set forth in Annex A to this Proxy Statement.

  A description of mandatory cumulative and majority rule voting and a summary of the reasons for the Board's recommendation of the proposed amendment and certain other considerations concerning the proposed amendment are set forth below.

 Mandatory Cumulative Voting and Majority Rule Voting

  Mandatory cumulative voting in the election of directors may currently be invoked by any shareholder of the Company complying with statutory notice requirements. Under cumulative voting, holders of shares of the Company's Common Stock are entitled to a number of votes per share equal to the number of directors to be elected and all directors are voted upon simultaneously. Holders of shares may cast all of their votes for a single director candidate or distribute them among two or more director candidates.

  As a consequence of cumulative voting, shareholders representing a relatively small number of the voting shares have the power to nominate and elect one or more directors. For example, if nine directors are to be elected at an annual meeting, shareholders holding one vote more than 10% of the voting shares could nominate and elect one director by cumulating and casting their nine votes per share only for their single candidate. This is so even if shareholders holding just under 90% of the voting shares are opposed to the election of that candidate and cast their vote to elect nine other director candidates.

  With majority rule voting, a nominee could not be elected without relatively wide support. Under majority rule voting, shareholders are entitled to only one vote per share in the election of directors and each director is voted upon separately. Consequently, through majority rule voting, the only director candidates who could be elected are those who receive support from shareholders holding the greatest number of voting shares, and the shareholders holding in excess of 50% of the voting shares would be able to elect all of the directors.

 Reasons for the Proposed Amendment

  The Board of Directors believes that approval of the proposed amendment is in the best interests of the Company and its shareholders.

  The Board of Directors believes that every director of a publicly-held corporation should represent the interests of a majority of shareholders. It believes that directors elected by a minority shareholder or group of shareholders through cumulative voting are likely to be partisans of the particular interest group who elected them rather than representatives of a majority of shareholders. Such partisanship could disrupt the management of the Company and prevent it from operating in the most effective manner. Further, the election of directors who view themselves as representing or answerable to a particular minority constituency could introduce an element of discord on the Board of Directors, impair the ability of the directors to work effectively and discourage qualified independent individuals from serving as directors. By providing for majority rule voting in electing directors, approval of the proposed amendment will help ensure that each director acts in the best interests of a majority of shareholders rather than the best interest of a minority shareholder or group of shareholders. Implementation of majority rule voting will increase the ability of all of the holders of a large number of shares of Common Stock, to elect all of the directors of the Company. Please see "Security Ownership."

 Other Effects

  Approval of the proposed amendment may render more difficult any attempt by a holder or group of holders of a significant number of voting shares, but less than a majority, to monitor, change or influence the management or policies of the Company. In addition, under certain circumstances, the proposed amendment, along with other measures that may be viewed as having anti-takeover effects, may discourage an unfriendly acquisition or business combination involving the Company that a shareholder might consider to be in such shareholder's best interest, including an unfriendly acquisition or business combination that might result in a premium over the market price for the shares held by the shareholder. For example, the proposed amendment may discourage the accumulation of large minority shareholdings (as a prelude to an unfriendly acquisition or business combination proposal or otherwise) by persons who would not make that acquisition without being assured of representation on the Board of Directors.

  Approval of the proposed amendment requires the favorable vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting.

  The Board of Directors believes that the advantages of the proposed amendment implementing majority rule voting greatly outweigh the possible disadvantages of the amendment. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT AND UNANIMOUSLY RECOMMENDS APPROVAL BY SHAREHOLDERS.

CLASSIFICATION OF BOARD OF DIRECTORS
PROPOSAL 2

  The shareholders are being asked to approve at the Annual Meeting an amendment to the Company's bylaws providing for classification of the Board of Directors into three classes, each consisting of a number of directors equal as nearly as practicable to one-third the total number of directors, for so long as the Board consists of at least nine authorized directors and, in the event that the total number of authorized directors on the Board is at least six but less than nine, for classification of the Board of Directors into two classes, each consisting of a number of directors equal as nearly as practicable to one-half the total number of directors. After initial implementation (discussed below), each class of directors would be subject to election every third year and would serve for a three-year term for so long as the Board remained classified into three classes, or would be subject to election every second year and would serve for a two-year term in the event the Board were classified into two classes. Currently, all of the Company's directors are elected each year for a one-year term.

  The Board of Directors believes that this amendment to the bylaws is in the best interests of the Company and its shareholders. Board classification will help lend continuity and stability to the management of the Company. Following adoption of the classified board structure, at any given time at least one-half of the members of the Board of Directors will generally have had prior experience as directors of the Company. The Board believes that this will facilitate long-range planning, strategy and policy and will have a positive impact on customer and employee loyalty. The Company has not historically had problems with either the continuity or stability of its Board of Directors.

  If the proposal is approved by the shareholders, the Board of Directors will, for purposes of initial implementation, designate three classes of directors. Class I, consisting of Jack S. Kilby, Kirk West and Frank S. Wyle, will be elected initially for a one-year term expiring at the next Annual Meeting of Shareholders; Class II, consisting of Michael R. Corboy, Edward Sanders and Stanley A. Wainer, will be elected initially for a two-year term expiring at the 1997 Annual Meeting of Shareholders; and Class III, consisting of Charles
M. Clough, Theodore M. Freedman and Ralph L. Ozorkiewicz, will be elected for a three-year term expiring at the 1998 Annual Meeting of Shareholders; and, in each case, until their successors are duly elected and qualified. Information concerning the current nominees for election as directors at the Annual Meeting is set forth below under, "Election of Directors." Commencing with the Annual Meeting of Shareholders scheduled to occur in May 1996, directors elected to each class would serve for a three-year term and until their successors are duly elected and qualified, subject to any decrease in the total number of authorized directors, as described above.

  If the proposal to adopt a classified board is not approved and implemented, all of the directors elected at the Annual Meeting will serve for a one-year term.

  Classification of the Board of Directors is permitted pursuant to the same legislation which became effective as of January 1, 1990, referenced above under "Elimination of Cumulative Voting." Classified boards of directors are permitted under the corporate law of a majority of states, and the Company believes that well over one-half of Fortune 500 companies provide for classified boards.

  The text of the proposed amendment to the bylaws is set forth in Annex B to this Proxy Statement.

 Effect of Classification of Board

  If adopted, the classification of the Board will apply to every election of directors for so long as at least six directors are authorized under the Company's bylaws. The Company's bylaws provide that the Board of Directors shall consist of not less than seven and not more than twelve directors, with the exact number of directors currently set at twelve. John B. Farrell, John R. Herring and F. Stephen Wyle, directors elected at the 1994 Annual Meeting of Shareholders who are not nominees for the Annual Meeting, will continue to serve as directors until immediately prior to the Annual Meeting, at which time the bylaws will authorize a board of nine directors. So long as the Board continues to consist of nine authorized directors, after initial implementation of the classified Board, directors will serve for a term of three years rather than one year, and one-third of the directors (or as near to one-third as practicable) shall be elected each year.

  In the event that the number of directors increases, the increase will be apportioned by the Board between the classes of directors to make each class as nearly equal as possible. If the number of authorized directors is decreased to at least six but less than nine, the directors will be apportioned by the Board among two classes, each consisting of one-half of the directors or as close an approximation as possible, directors will serve for a term of two years, and one-half the directors (or as near to one-half as practicable) will be elected each year. In any event, a decrease in the number of directors cannot shorten the term of any incumbent director. Vacancies in the Board created by any resignation, removal or other reason, or by an increase in the size of the Board, may be filled for the remainder of the term by the vote of the majority of the directors remaining in office or by the vote of holders of a majority of the outstanding shares of the Company's Common Stock.

  Pursuant to California law, members of the Board of Directors may be removed by the Board of Directors for cause (defined to be a felony conviction or court declaration of unsound mind), by the shareholders without cause or by court order for fraudulent or dishonest acts or gross abuse of authority or discretion. Prior to the 1990 legislation, no director could be removed by the shareholders if the votes cast against such removal (or, if done by written consent, the votes eligible to be cast by the non-consenting shareholders) would have been sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if the action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director's most recent election were then being elected (the "Relevant Number of Directors"). The legislation modifies the foregoing provision slightly in the case of classified boards to use as the Relevant Number of Directors the greater of (i) the number of directors elected at the most recent annual meeting of shareholders or (ii) the number sought to be removed. It should be noted that this removal provision will apply equally to corporations that permit cumulative voting and to those that do not.

  The classification of the Board of Directors will have the effect of making it more difficult to replace incumbent directors and management, even if the reason for the desired change is inadequate performance. So long as the Board is classified into three classes, a minimum of three annual meetings of shareholders would generally be required to replace the entire Board, absent intervening vacancies. While the proposal is not intended as a takeover-resistive measure in response to a specific threat, it may discourage the acquisition of large blocks of the Company's shares by causing it to take longer for a person or group of persons who acquire such a block of shares to effect a change in management.

 Other Provisions in Effect

  At the Annual Meeting, the Company is seeking approval of an amendment to the Company's Articles set forth above under "Elimination of Cumulative Voting," to eliminate cumulative voting in the election of directors. Such measure also may have takeover-resistive effects. If both amendments are approved and implemented, a shareholder or group of shareholders seeking to replace a majority of the directors on the Board will generally need to control at least a majority of the outstanding shares at three consecutive annual meetings. In addition, the Company has other corporate attributes that may also have the effect of helping the Company to resist an unfriendly acquisition. These consist of eliminating, subject to certain exceptions, the liability of directors for monetary damages; provisions in the bylaws and agreements providing for indemnification of directors and officers; and benefit plans for directors, executives and key employees that accelerate benefits upon a change in control of the Company. In addition, the Company has a Shareholder Rights Plan which provides for certain protections in the event of a change in control.

  The proposals to eliminate cumulative voting (Proposal 1) and to adopt a classified Board of Directors (Proposal 2) are not in response to any effort by a minority shareholder or group of shareholders to attain representation on the Board of Directors or acquire greater influence in the management of the Company's business, nor is the Company aware of any such effort. Further, they are not in response to any attempt to acquire control of the Company, nor is the Company aware of any such attempt.

  Approval of the proposed amendment requires the favorable vote of the holders of a majority of the shares of the Company's Common Stock entitled to vote at the Annual Meeting.

  The Board of Directors believes that the advantages of the proposed amendment classifying the Board of Directors for purposes of the election of directors greatly outweigh the possible disadvantages of the amendment. ACCORDINGLY, THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PROPOSED AMENDMENT AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS APPROVE IT.

ELECTION OF DIRECTORS
(PROPOSAL 3)

  Directors are currently elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. Subject to approval of the proposal to create a classified Board of Directors which is described above (the "Classified Board Proposal"), three directors will be elected for a one-year term, three directors will be elected for a two-year term and three directors will be elected for a three-year term, in each case until his or her successor is duly elected and qualified. Thereafter, each class of directors would be subject to election every third year and would serve for a three-year term for so long as the Board remained classified into three classes, or would be subject to election every second year and would serve a two-year term in the event the Board were classified into two classes. If, however, the Classified Board Proposal is not approved, all directors elected at the Annual Meeting will be elected to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

  Nine persons have been nominated for election at the Annual Meeting to serve as directors. All nominees named are now serving as directors and have been previously elected by the shareholders. John B. Farrell, John R. Herring and
F. Stephen Wyle, currently directors of the Company who are not nominees for the Annual Meeting, will continue as directors until immediately prior to the Annual Meeting at which time the bylaws will authorize a Board of nine directors. Unless otherwise specified on the proxy, each proxy will be voted FOR the Board's nominees. If any nominee becomes unavailable for election for any reason which is not now foreseen, the proxies may be voted for the election of some other qualified person. The following table sets forth certain information with respect to each nominee:

                CHARLES M. CLOUGH, 66, is Chairman of the Board and Chief Executive Officer of the Company. He will retire as an
(PHOTO) employee from the Company effective March 31, 1995, but will continue to serve as Chairman of the Board. Mr. Clough joined the Company in 1982 as Executive Vice President of the Company and President of its Electronics Marketing Group, became President and Chief Operating Officer of the Company in 1985, was elected President and Chief Executive Officer of the Company in June 1988, became Chairman, President and Chief Executive Officer of the Company in June 1991 and was elected to his current position in June 1992. He is the Chairman of the Nominating Committee and a member of the Executive Committee. Mr. Clough was elected a director in 1984.
                Mr. Clough is proposed as a Class III director.

                MICHAEL R. CORBOY, 64, is President and Chief Executive Officer of Corboy Investment Company and has served in that
(PHOTO) capacity since 1992. He served as Chairman of the Board and Chief Executive Officer of Amtech Corporation from 1987 to 1992. He is a member of the Audit Committee. Mr. Corboy was elected a director in September 1994 and is also a director of ActionFax International, Aquinas Funds, Family Hospice, Inc., NetWorth Corporation and Zygo Corporation. Mr. Corboy is proposed as a Class II director.

                THEODORE M. FREEDMAN, 64, has served as a consultant to the Company since his retirement on January 31, 1992, and served
(PHOTO) for more than two years prior to that date as Executive Vice President-Finance and Treasurer, Chief Financial Officer of the Company. He is a member of the Audit and Executive Compensation Committees. Mr. Freedman was elected a director in 1982. Mr. Freedman is proposed as a Class III director.

                JACK S. KILBY, 71, has been an independent consultant in electronic engineering for more than 16 years. From 1958 to
(PHOTO) 1970, Mr. Kilby was employed by Texas Instruments Incorporated, where he invented the monolithic integrated circuit, which, along with his other accomplishments, led to his induction into the National Inventors Hall of Fame. Mr. Kilby is also currently Chairman of the Department of Defense Advisory Group on Electron Devices. He is a member of the Audit Committee. Mr. Kilby was elected a director in 1988 and is also a director of Tech Electro Industries. Mr. Kilby is proposed as a Class I director.

                RALPH L. OZORKIEWICZ, 48, is President of the Company and will become President and Chief Executive Officer effective March
(PHOTO) 31, 1995. He joined the Company in March 1985, was named Executive Vice President of the Electronics Marketing Group in April 1985, was elected President of the Group and Vice President of the Company in September 1985, became Executive Vice President of the Company in June 1988 and was elected to his present position in June 1992. He is a member of the Executive Committee. Mr. Ozorkiewicz was elected a director in 1992. Mr. Ozorkiewicz is proposed as a Class III director.

                EDWARD SANDERS, 72, is a principal in the law firm of Sanders, Barnet, Goldman, Simons & Mosk, A Professional Corporation. He
(PHOTO) is Chairman of the Executive Compensation Committee and a member of the Audit Committee. Mr. Sanders was elected a director in 1980 and is also a director of City National Corporation and City National Bank. Mr. Sanders is proposed as a Class II director.

                STANLEY A. WAINER, 68, has served as Chairman of the Executive Committee and a consultant to the Company since June 11, 1991
(PHOTO) and August 1, 1991, respectively. From 1988 to 1991, he was Chairman of the Board and from 1985 to 1988 served as Chairman of the Board and Chief Executive Officer. He is a member of the Audit, Executive, Executive Compensation and Nominating Committees. Mr. Wainer was elected a director in 1966. He is also a director of Liberty Mutual Insurance Company; Liberty Mutual Fire Insurance Company; Liberty Mutual Life Assurance Company; and Liberty Financial Companies, Inc. Mr. Wainer is proposed as a Class II director.

                KIRK WEST, 58, is President of the California Chamber of Commerce and has served in that capacity since 1986. Prior to
(PHOTO) 1986, he served as California's Secretary of Business, Transportation and Housing. He is a member of the Nominating Committee. Mr. West was elected a director in September 1994 and is also a director of Blue Shield of California. Mr. West is proposed as a Class I director.

                FRANK S. WYLE, 75, is Founder Chairman and has been a consultant to the Company for more than five years. Formerly,
(PHOTO) he served as Chairman of the Board. He is a member of the Executive and Executive Compensation Committees. Mr. Wyle was elected a director in 1953. Mr. Wyle is proposed as a Class I director.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

  The Board of Directors has established an Executive Committee and three functional standing committees with responsibilities in specific areas of Board activity. The Board met six times during the year ended December 31, 1994; all nominees attended at least 75% of the combined meetings of the Board and their assigned Board committees.

 Audit Committee

  The Audit Committee is composed of six non-employee directors. Its purpose is to review audit and financial reporting matters with representatives of the Company's financial management and its independent certified public accountants. The Committee also selects and recommends to the Board of Directors the independent certified public accountants to audit the Company's financial statements. The Audit Committee also reviews and monitors the Company's financial reports and accounting practices to ensure that they are within acceptable limits of sound practice. To assure complete independence, the certified public accountants have full and free access to meet with the Audit

Committee, with or without management representatives present, to discuss the results of their examinations, the adequacy of internal accounting controls and the quality of financial management and reporting. The Audit Committee met twice during the year ended December 31, 1994.

 Executive Committee

  The Executive Committee is composed of three employee directors and three non-employee directors. This committee has broad authority to carry out the functions of the Board in the periods between meetings of the Board of Directors. The Executive Committee did not meet during the year ended December 31, 1994.

 Executive Compensation Committee

  The Executive Compensation Committee is composed of four non-employee directors. The Executive Compensation Committee recommends to the Board the establishment and modification of executive compensation plans and programs. It considers and recommends to the Board remuneration arrangements for senior management earning more than $225,000 a year, as well as the compensation for the executive officers of the Company. The Executive Compensation Committee also grants awards and administers the various stock option and stock incentive plans of the Company. The Executive Compensation Committee met five times during the year ended December 31, 1994.

 Nominating Committee

  The Nominating Committee is composed of one employee director and four non-employee directors. Its purpose is to consider and recommend to the Board its proposed slate of directors for submission to the shareholders at the Company's Annual Meeting of Shareholders. The Nominating Committee will consider shareholder nominations for the 1996 Annual Meeting of Shareholders, which should be submitted in writing to the Company by December 31, 1995. The Nominating Committee met twice during the year ended December 31, 1994.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NINE NOMINEES LISTED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

SECURITY OWNERSHIP

  The following table sets forth certain information with respect to shares of the Company's outstanding Common Stock which are held by: (i) each director and executive officer of the Company; (ii) all directors and executive officers of the Company as a group; and (iii) the only persons known to the Company to be the beneficial owners of more than five percent of such Common
Stock:

                                               AMOUNT AND
                                               NATURE OF
                                               BENEFICIAL          PERCENT
                    NAME                      OWNERSHIP(1)         OF CLASS
                    ----                      ------------         --------
By Directors:
  Charles M. Clough                               95,438(2)(3)          *
  Michael R. Corboy                                2,000                *
  Theodore M. Freedman                             4,098(4)             *
  Jack S. Kilby                                    5,667(4)             *
  Ralph L. Ozorkiewicz                            41,885(2)(3)          *
  Edward Sanders                                   3,245(4)             *
  Stanley A. Wainer                                4,167(4)             *
  Kirk West                                        1,000                *
  Frank S. Wyle                                  262,291(4)(5)        0.0%
By Executive Officers: (3)
  Joseph A. Adamczyk                              31,475(3)             *
  R. Van Ness Holland, Jr.                        57,257(3)             *
  James N. Smith                                  19,000(3)             *
By All Directors and Executive Officers as a     557,134(3)(4)(8)     0.0%
 Group (12 persons)
By Five Percent Holders:
  FMR Corp.                                    1,129,400(6)          9.21%
   82 Devonshire Street
   Boston, Massachusetts 02109
  State of Wisconsin Investment Board          1,188,500(7)          9.69%
   P.O. Box 7842
   Madison, Wisconsin 53707

--------
 * Represents holdings of less than one percent.
(1) Unless otherwise indicated, all shares are owned beneficially by the specified individual with sole voting and investment power. Shareholdings of directors and executive officers are shown as of March 15, 1995.
(2) Messrs. Clough and Ozorkiewicz are also executive officers.
(3) Messrs. Clough, Ozorkiewicz, Adamczyk, Holland and Smith as executive officers hold stock options granted under the Company's stock option and stock incentive plans exercisable within 60 days of March 15, 1995 to purchase an aggregate of 58,000; 28,000; 27,750; 44,250; and 19,000 shares of the Company's Common Stock, respectively. Such shares are shown as beneficially owned by each person named above. These shares have also been considered to be outstanding for purposes of calculating the percentage of ownership of each such person and directors and executive officers as a group.
(4) Messrs. Freedman, Kilby, Sanders, Wainer and Wyle hold nonqualified options under the Eligible Director's Stock Option Plan exercisable within 60 days of March 15, 1995 to purchase each an aggregate of 1,667 shares of the Company's Common Stock. Such shares are shown as beneficially owned by each person named above. These shares have also been considered to be outstanding for purposes of calculating the percentage of ownership of each such person and directors and executive officers as a group.
(5) Mr. Frank S. Wyle owns 1,309 shares outright with sole voting and investment power. As to 255,834 shares, Mr. Wyle is the grantor and trustee of the Frank and Edith Wyle 1980 Revocable Trust which holds such shares. The trust can be revoked at any time by Mr. Wyle. The amount shown also includes 5,148 shares owned by his wife, Mrs. Edith R. Wyle.
(6) FMR Corp. ("FMR"), a parent holding company within the meaning of the Securities Exchange Act of 1934 (the "34 Act"), filed a Schedule 13G, as amended, under the 34 Act reporting the beneficial ownership of these shares as of December 31, 1994 by certain of its subsidiaries. Fidelity

   Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 1,129,400 shares or 9.21% of the common stock outstanding of the Company as a result of acting as investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Magellan Fund, amounted to 1,109,900 shares or 9.05% of the common stock outstanding. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 1,129,400 shares owned by the Funds. Neither FMR Corp., nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Boards of Trustees. Edward C. Johnson 3d and Abigail P. Johnson each own 24.9% of the outstanding voting common stock of FMR Corp. Mr. Johnson 3d is Chairman of FMR Corp. Various Johnson family members and trusts for the benefit of Johnson family members own FMR Corp. voting common stock. These Johnson family members, through their ownership of voting common stock and the execution of a family shareholders' voting agreement, form a controlling group with respect to FMR Corp. The total reported reflects the latest Company information as to share ownership on behalf of this shareholder.
(7) The State of Wisconsin Investment Board, a state agency which provides professional fund management of funds held by the State and its subdivisions, filed a Schedule 13G, as amended, under the 34 Act, reporting the beneficial ownership of these shares as of December 31, 1994, including sole voting and disposition power of all such shares. The total reported reflects the latest Company information as to share ownership on behalf of this shareholder.
(8) Certain officers of the Company are members of the committee which administers the Company's pension plan (see below for a description of the plan) and are trustees of a trust which owns for the benefit of the plan participants 29,611 shares of the Company's Common Stock, and in such capacity those officers share voting and investment power over such shares. These shares have not been included in calculating the amount or percentage of beneficial ownership of each individual director/executive officer; however, these shares have been included in the amount and percentage of beneficial ownership of all directors and executive officers as a group.

DIRECTOR COMPENSATION

  Each director who is not an employee of the Company receives compensation for services as a director at an annual rate of $27,500. Each non-employee director is also paid $1,000 for each committee of which he is a member, $2,500 for each committee of which he is the chairman, and a per meeting fee of $750 for each committee meeting attended.

  The Company provides a Deferred Compensation Plan for its non-employee directors. The plan provides that the directors may elect, prior to December 31st of each year, to defer part or all of their compensation for the following year, which deferral will continue until the election is revoked. The compensation deferred accrues interest at the Bank of America prime rate. The compensation deferred and any accrued interest will be paid to each participant in 120 equal monthly installments commencing on the 15th day of the month following the month the person ceases to be a director, absent a prior election to receive benefits in another manner. The plan also provides for various payment terms to beneficiaries in the event of death. The Company has entered into agreements to secure funding of these benefits under certain circumstances.

  The Company has established an Outside Directors Retirement Plan for its non-employee directors. Participation is automatic, and benefits become payable upon a director's serving at least five consecutive years as an outside director. The plan provides for benefit payments after a director's retirement in an amount representing 75% of the annual director retainer in effect at the time of his or her retirement for the number of years equal to the director's service as a director, with a maximum benefit of ten years. Payments are made only during a director's lifetime, with no survivor benefits being paid after death. The plan provides for the acceleration of benefits upon the occurrence of certain involuntary changes of control of the Company.

  The Company has established with shareholder approval an Eligible Directors' Stock Option Plan covering 125,000 shares of the Company's Common Stock, pursuant to which eligible non-employee directors may each receive nonqualified stock options covering a maximum of 10,000 shares of the Company's Common Stock in 5,000 share increments effective October 1, 1993 and every October 1st thereafter at an exercise price equal to the fair market value on the date of award. Grants under the Eligible Directors' Stock Option Plan were made on October 1, 1994, at an exercise price of $17.50 per share to each of the ten non-employee directors then in office. The number and value of these options, subject to the assumptions noted, are shown below:

                  1993 ELIGIBLE DIRECTORS' STOCK OPTION PLAN
                      PLAN BENEFITS (OCTOBER 1994 GRANTS)

                                                             DOLLAR    NUMBER OF
                                                          VALUE ($)(1)  SHARES
                                                          ------------ ---------
      Non-Employee Director
       Group (10 persons)................................   $290,500    50,000
                                                            --------    ------

--------
(1) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $17.50, equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; an interest rate of 7.74% that represents the interest rate of a U.S. Treasury security with a maturity date corresponding to that of the option term; volatility of 24.45% calculated using daily stock prices for the one-year period prior to the grant date; dividends at the rate of $0.28 per share representing the annualized dividends paid with respect to a share of Common Stock a the date of grant; and a reduction of approximately 7.82% to reflect the probability of forfeiture due to termination prior to vesting, and the probability of a shortened option term due to termination of service as a director prior to the option expiration date. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised. The value of automatic grants in future years to non-employee directors is not determinable until the market value on the award date and other variables at that time are known.

  The Board of Directors of the Company has approved, subject to shareholder approval, the 1995 Stock Incentive Plan covering 500,000 shares of the Company's Common Stock, pursuant to which key employees, executive officers and, under certain conditions, non-employee directors may be eligible for awards. Please refer to the material under Proposal 4 entitled "Approval of the 1995 Stock Incentive Plan."

  Mr. Wainer had a Compensation Agreement with the Company which provided that upon retirement from full-time employment with the Company as of July 31, 1991, he would continue to serve as Chairman of the Executive Committee and as a consultant to the Company until July 31, 1994. The agreement provided for payment to Mr. Wainer for his services at the rate of $225,000 for each 12-month period from August 1, 1991 to July 31, 1994, and he received no further payments under his agreement after that date.

  On July 31, 1984, Mr. Frank S. Wyle retired from full-time employment with the Company and currently serves under contract as a consultant to the Company. For his consulting services, Mr. Wyle is entitled to compensation of $250,000 for each twelve-month period, which amount is adjusted upward annually for any increase in the consumer price index after December 31, 1980 (an adjusted base of $411,500 for the year ended December 31, 1994), less the sum of any amounts received pursuant to social security and amounts received under the Company's pension plan. During the year ended December 31, 1994, the amount paid by the Company under this agreement was $336,025. The agreement also provides that in the event of certain involuntary changes of control of the Company, Mr. Wyle may be entitled to an acceleration of a portion of the payments due under his contract. The agreement further provides, among other things, for medical and life insurance coverages, disability benefits, office space for his use and secretarial services. Please see also "Certain Transactions" herein.

  Mr. Freedman retired from full-time employment with the Company on January 31, 1992, and serves as a consultant to the Company until December 13, 1995. For his consulting services,Mr. Freedman is entitled to compensation at an annual rate of $175,000. The agreement with Mr. Freedman provides, among other things, for the continuation of group life and other insurance coverages and part-time use of office space and secretarial services. The agreement further provides for termination for cause or in case of death, illness or extended periods during which he cannot perform his duties.

            EXECUTIVE OFFICERS' COMPENSATION AND OTHER INFORMATION

COMPENSATION AND RELATED MATTERS

  In November 1993, the Company changed its fiscal year end from January 31 to December 31; accordingly, fiscal year December 31, 1993 is an eleven-month fiscal year. The following table sets forth for the fiscal years ended December 31, 1994, December 31, 1993 and January 31, 1993, a summary of all annual and long term compensation for the Chief Executive Officer and the four most highly compensated executive officers (other than the Chief Executive Officer) who were serving as executive officers at the end of the fiscal year ended December 31, 1994.

                        SUMMARY COMPENSATION TABLE (A)

                                                                 LONG TERM
                                                                COMPENSATION
                             ANNUAL COMPENSATION                   AWARDS
                          --------------------------            ------------
          (A)                                        RESTRICTED     (G)            (I)
        NAME AND            (B)      (C)      (D)      STOCK      OPTIONS/      ALL OTHER
       PRINCIPAL           FISCAL   SALARY  BONUS(B)   AWARDS     SARS(D)    COMPENSATION(E)
        POSITION            YEAR     ($)      ($)      ($)(C)       (#)            ($)
       ---------           ------   ------  -------- ----------   --------   ---------------
Charles M. Clough         12/31/94 $435,000 $467,712      -0-         -0-        $   -0-
 Chairman and Chief       12/31/93  398,750  293,480      -0-      50,000            -0-
  Executive Officer        1/31/93  435,000  332,475      -0-         -0-         51,495
Ralph L. Ozorkiewicz      12/31/94  300,000  206,250   72,238      45,000         43,549
 President and Chief      12/31/93  275,000  164,450      -0-      20,000         42,498
  Operating Officer        1/31/93  250,000  183,028      -0-      30,000          8,106
Joseph A. Adamczyk        12/31/94  240,000  156,000   53,653      15,000         23,453
 Executive Vice           12/31/93  201,667  122,815      -0-      15,000         23,153
  President of the
  Company and President    1/31/93  167,500  116,110      -0-      20,000            -0-
  of  Electronics
  Marketing Group
R. Van Ness Holland, Jr.  12/31/94  230,000  144,979   63,169      10,000        139,961
 Executive Vice           12/31/93  210,833  116,380      -0-      15,000         12,251
  President-Finance
  and Treasurer, Chief     1/31/93  220,000  130,000      -0-      20,000          4,861
  Financial  Officer
James N. Smith            12/31/94  180,000  102,850      -0-      10,000         14,281
 President of Liberty     12/31/93  137,500   89,003      -0-      15,000            -0-
  Contract Services        1/31/93  132,000   78,293      -0-       7,000            -0-

-------
(A) Columns (e) "Other Annual Compensation" and (h) "LTIP Payouts" are omitted from the table as there was no such compensation awarded to, earned by, or paid to any of the named executive officers in any fiscal year covered by the table.

(B) The Company has an incentive compensation program for executive officers based on consolidated financial and personal performance. In 1994, amounts earned in excess of target bonus were paid in shares of restricted stock in lieu of cash, which vest in equal installments over three years from date of award. For the year ended December 31, 1993, salary and bonus awards were adjusted to reflect the shorter eleven-month period. Please see "Report of the Executive Compensation Committee" herein.

(C) Dollar amount shown equals number of shares of restricted stock multiplied by stock price on grant date and does not take into account diminution in value attributable to restrictions applicable to the shares. The number of shares of restricted stock, based upon the dollar value of the awards divided by the stock price on the grant date of $22.125 was: Mr. Ozorkiewicz, 3,265 shares; Mr. Adamczyk, 2,425 shares; and Mr. Holland, 2,324 shares. In addition, Mr. Holland received a restricted stock award of 1,000 shares during 1994 for exceptional performance based upon a stock price of $17.75 on date of award, which amount is also included in the table. The number and dollar value of shares of restricted stock held on December 31, 1994, based upon the closing price of the Common Stock at year-end of $19.50 was: Mr. Clough--0 shares; Mr. Ozorkiewicz--3,265 shares ($63,638); Mr. Adamczyk--2,425 shares ($47,288); Mr. Holland--3,425 shares ($63,053); and Mr. Smith--0 shares. Recipients of restricted stock are entitled to dividend and voting rights.

(D) The amounts reflected in this column represent grants of stock options only.

(E) The amounts shown in this column for the last three fiscal years represent, for Messrs. Clough, Ozorkiewicz and Adamczyk, Company paid split-dollar insurance premiums, represent in 1994 for Mr. Holland split-dollar insurance premiums of $12,301 and Company paid relocation expenses of $127,360 and represent for Mr. Smith Company paid relocation expenses of $13,981. See "Insurance Benefits" herein. The amounts for 1994 also include Company matching contributions of $300 under the Capital Accumulation Plan for each person named in the table.

STOCK OPTIONS

  The following table reflects information as to stock options granted for those named individuals above in the Summary Compensation Table, during the year ended December 31, 1994, and other information relating thereto:

                            OPTION/SAR GRANTS TABLE
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                    GRANT DATE
                        INDIVIDUAL GRANTS                             VALUE
------------------------------------------------------------------- ----------
        (a)               (b)          (c)        (d)       (e)        (f)
                       NUMBER OF    % OF TOTAL
                       SECURITIES  OPTIONS/SARS EXERCISE
                       UNDERLYING   GRANTED TO  OR BASE             GRANT DATE
                      OPTIONS/SARS EMPLOYEES IN  PRICE   EXPIRATION  PRESENT
        NAME          GRANTED (#)  FISCAL YEAR   ($/SH)     DATE    VALUE ($)
--------------------  ------------ ------------ -------- ---------- ----------
                      (A),(B),(C)                 (D)                  (E)
Charles M. Clough         -0-          -0-%      $  -0-              $   -0-
Ralph L. Ozorkiewicz     45,000         42%       17.75   12/12/04   254,250
Joseph A. Adamczyk       15,000         14%       17.75   12/12/04    84,750
R. Van Ness Holland,
 Jr.                     10,000          9%       17.75   12/12/04    56,500
James N. Smith           10,000          9%       17.75   12/12/04    56,500

--------
(A) Options were granted in the year ended December 31, 1994 under the Company's 1992 Stock Incentive Plan (the "1992 Plan"), and become exercisable in increments of 20% per year beginning one year after the date of grant until fully vested on the fifth anniversary date. No stock appreciation rights ("SARs") were granted.
(B) Under the terms of the 1992 Plan, the Executive Compensation Committee retains discretion, subject to Plan limits, to modify the terms of outstanding options and to reprice the options.
(C) The options were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment, in the Committee's discretion, and acceleration upon the occurrence of certain changes in control of the Company.
(D) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions.

(E) The estimated grant date present value reflected in the above table is determined using the modified Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following: an exercise price on the option of $17.75, equal to the fair market value of the underlying stock on the date of grant; an option term of ten years; an interest rate of 7.81% that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term; volatility of 23.16% calculated using daily stock prices for the one-year period prior to the grant date; dividends at the rate of $0.28 per share representing the annualized dividends paid with respect to a share of Common Stock at the date of grant; and a reduction of approximately 11.38% to reflect the probability of forfeiture due to termination prior to vesting, and the probability of a shortened option term due to termination of employment prior to the option expiration date. The Company does not advocate or agree necessarily that the Black-Scholes model can determine properly the value of an option. The ultimate values of the options will depend on the future market price of the Company's Common Stock, which cannot be forecast with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's Common Stock over the exercise price on the date the option is exercised.

  The following table reflects stock option information for those individuals named in the tables above relating to option exercises during the year ended December 31, 1994, and number and value of exercisable options at year end:

                 OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
           AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
                            FY-END OPTION/SAR VALUE

                                               NUMBER OF
                                              SECURITIES   VALUE OF UNEXERCISED
                                              UNDERLYING       IN-THE-MONEY
                                              UNEXERCISED      OPTIONS/SARS
                                             OPTIONS/SARS     AT FY-END (A)
                                             AT FY-END (#)         ($)
                                             ------------- --------------------
                SHARES ACQUIRED    VALUE
                  ON EXERCISE   REALIZED(A)  EXERCISABLE/      EXERCISABLE/
     NAME             (#)           ($)      UNEXERCISABLE    UNEXERCISABLE
     ----       --------------- ------------ ------------- --------------------
Charles M.
 Clough             12,000        $118,500   14,000/44,000   $ 60,000/135,000
Ralph L.
 Ozorkiewicz           -0-             -0-   22,000/88,000    120,250/145,000
Joseph A.
 Adamczyk              -0-             -0-   23,750/46,000     156,325/81,300
R. Van Ness
 Holland, Jr.        8,250          86,456   40,250/43,000     315,650/91,250
James N. Smith         -0-             -0-   17,600/30,400     129,250/70,500

--------
(A) Calculated by subtracting actual option exercise price from market price at exercise date or at year-end ($19.50 per share), as the case may be, and multiplying the difference by number of shares in each category.

INSURANCE BENEFITS

  The Company provides all executive officers with additional life insurance benefits funded with "split dollar" insurance contracts pursuant to which the covered persons contribute a portion of the premium. Each covered person receives from the Company the amount necessary to fund his portion of the premium. The policies are collaterally assigned to the Company as security for the payments made by the Company. The Company will receive its total premium contributions from the policy's cash value at the time of a participant's retirement or from the proceeds payable in the event of death. Each participant designates his own beneficiaries for the balance of the proceeds.

EMPLOYMENT AGREEMENTS

  Mr. Clough has an agreement dated January 1, 1995, which superseded his Employment Agreement dated February 1, 1989, as amended. The agreement provides that for the period January 1, 1995 through March 31, 1995, Mr. Clough will receive compensation of $75,000 per month through March 31, 1995, at which time he will retire as a full-time employee. Mr. Clough will then serve as Chairman of the Board and will receive compensation at an annual rate of $250,000 inclusive of any director and committee fees until the later of the 1998 Annual Meeting of Shareholders or June 30, 1998. Mr. Clough will be eligible also to participate in all non-employee director plans. Please see the material under the heading "Director Compensation" above. Messrs. Ozorkiewicz, Adamczyk, Holland and Smith also have employment agreements with the Company which expire on December 31, 1999, and provide that as of January 1, 1995, their annual compensation will not be less than $550,000, $335,000, $315,000 and $265,000, respectively. All agreements provide that the executive will be considered in the Company's annual compensation review and incentive compensation program. The agreements provide for termination for cause or in case of death, illness or extended periods during which the individual cannot perform his duties.

  The agreement with Mr. Clough and the employment agreements with Messrs. Ozorkiewicz, Adamczyk, Holland and Smith provide that each may be entitled to compensation if he is discharged without "Just Cause" or resigns for "Good Reason" prior to or following a "Change in Control", as those terms are defined in the agreements. A "Change in Control" in these agreements and elsewhere is deemed to have occurred if any "person" (as such term is used in Sections 13(d) and 14(d) of the 34 Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 34 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities; or during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period.

  In the event of a discharge without "Just Cause" or a resignation for "Good Reason", the executive officers are entitled to receive: (i) all compensation benefits and bonuses due prior to the date of discharge or resignation; and
(ii) a lump sum payment equal to the present value of the compensation which would be received by each through the term of the agreement had the resignation or discharge not occurred. Payments which constitute "parachute payments" as defined in Section 280G of the Internal Revenue Code (the "Code") shall be limited to one dollar less than the amount which would cause payments to be subject to the excise tax imposed by Section 4999 of the Code.

PENSION PLAN AND RELATED RETIREMENT BENEFITS

  The Company maintains a non-contributory defined benefit pension plan in which each regular employee not covered by a collective bargaining agreement participates, commencing on the first day of the month next following the date of hire. Benefits are fully vested at the completion of five years of service. The normal retirement age is 65 or five years of service, whichever is later, and the annual retirement benefit is based upon the participant's average of the 5 highest years of compensation over the last 10 years of employment with the Company. Remuneration used in the computation of net annual retirement benefits for executive officers is substantially the same as that reported in the salary and bonus columns in the "Summary Compensation Table," except that the total amount of compensation which may be taken into account in computing benefits earned after January 1, 1994 is limited to $150,000. The plan also provides for early retirement and includes an automatic 50% joint and survivor benefit for married employees at no cost to them for the preretirement survivor protection.

                              PENSION PLAN TABLE

                                               YEARS OF SERVICE
                                 ------------------------------------------------
FIVE YEAR AVERAGE
   REMUNERATION                     10        15        20        25        30
-----------------                --------  --------  --------  --------  --------
   $100,000..................... $ 17,000  $ 25,000  $ 33,000  $ 42,000  $ 50,000
    150,000.....................   25,000    38,000    50,000    63,000    75,000
    200,000*....................   33,000    50,000    67,000    83,000   100,000
    250,000*....................   42,000    63,000    83,000   104,000   125,000*
    300,000*....................   50,000    75,000   100,000   125,000*  150,000*
    350,000*....................   58,000    88,000   117,000   146,000*  175,000*
    400,000*....................   67,000   100,000   133,000*  167,000*  200,000*
    450,000*....................   75,000   113,000   150,000*  188,000*  225,000*
    500,000*....................   83,000   125,000*  167,000*  208,000*  250,000*
    550,000*....................   92,000   138,000*  183,000*  229,000*  275,000*
    600,000*....................  100,000   150,000*  200,000*  250,000*  300,000*
    650,000*....................  108,000   163,000*  217,000*  271,000*  325,000*
    700,000*....................  117,000   175,000*  233,000*  292,000*  350,000*
    750,000*....................  125,000*  188,000*  250,000*  313,000*  375,000*
    800,000*....................  133,000*  200,000*  267,000*  333,000*  400,000*
    850,000*....................  142,000*  213,000*  283,000*  354,000*  425,000*
    900,000*....................  150,000*  225,000*  300,000*  375,000*  450,000*

--------
*Defined benefit plan portion subject to maximums under the Code.

  The table above sets forth the estimated annual benefits payable upon normal retirement, which include benefits payable from the defined benefit plan and the supplementary executive retirement plan to persons in specified remuneration and years-of-benefit service classifications. The accumulated full years of service of Messrs. Clough, Ozorkiewicz, Adamczyk, Holland and Smith are 12, 9, 15, 15 and 7 years, respectively. The benefits presented in the table above are currently subject to a deduction equal to 50% of social security benefits. Amounts presented in the table are straight life annuity benefits. As of January 1, 1995, the maximum annual pension benefit permitted under the Code is the greater of $120,000 or the accrued benefit as of January 31, 1983.

  The Company also has adopted a Supplemental Executive Retirement Plan ("SERP"). Those employees (or beneficiaries) specified by the Board of Directors for inclusion in the SERP are provided with benefits equal to the retirement benefit which would be provided under the Company's pension plan if certain limitations imposed under the Code were not applicable. Messrs. Clough, Ozorkiewicz, Adamczyk, Holland and Smith are participants. The SERP provides for acceleration of benefits upon the occurrence of certain involuntary changes of control of the Company. The Company has also entered into agreements to secure funding of these benefits under certain circumstances.

  The Company has entered into Supplemental Executive Retirement Agreements, as amended, for the benefit of Messrs. Clough and Freedman. Mr. Clough is a participant in two separate agreements, each of which provides for payments of $50,000 a year for 15 years to him (or his beneficiaries), which payments commenced December 1, 1994. The agreement with Mr. Freedman provides for payments of $50,000 a year for 15 years to him (or his beneficiaries) commencing when he attains age 65, a partial lump sum payment should he be terminated by reason of disability or by Company action without "cause" and forfeiture of any payments should he be terminated by his voluntary action, for cause or by his death, prior to attaining age 65. These agreements provide for acceleration of benefits upon the occurrence of certain involuntary changes of control of the Company. The Company has also entered into agreements to secure funding of these benefits under certain circumstances.

  The Company maintains a Capital Accumulation Plan ("CAP") for the benefit of all regular employees who either were employed by the Company on July 1, 1985, or have completed one year of service with the Company. The CAP is designed as a tax-qualified retirement plan under Section 401(k) of the Code. CAP participants, at their discretion, may contribute 1% to 15% of their pay, subject to certain limitations, which contributions are invested in one or more of four funds as directed by the participants. Effective January 1, 1994, the Company provided a matching contribution which cannot exceed $300 per year per participant.

                REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

  The following report is designed to assist shareholders in understanding the Executive Compensation Committee philosophy on executive compensation and how this philosophy was applied to the compensation for the year ended December 31, 1994, of Mr. Clough, Chairman and Chief Executive Officer of the Company, and the executive officers of the Company, Messrs. Ozorkiewicz, Adamczyk, Holland and Smith.

  The charter of the Executive Compensation Committee (the "Committee") is to determine base salary levels, establish and administer the Company's various incentive plans, including the stock incentive and option plans, the Company's short-term bonus plan and other fringe benefits. In this connection, the Committee reviews annually compensation levels and evaluates the performance of executive officers and certain members of senior management. The Committee reviews with, and makes detailed recommendations to, the Board of Directors concerning all aspects of executive officer compensation, other than stock-based incentives which are within the sole purview of the Committee.

  During the year ended December 31, 1994, the Committee reviewed compensation data for the fiscal years ended during calendar 1994 for the Company's principal competitors, namely Anthem Electronics, Inc., Arrow Electronics, Inc., Avnet, Inc., Marshall Industries and Pioneer Standard Electronics, Inc., and concluded that the Company's executive compensation for 1994 appeared in line with the compensation programs of its competitors.

COMPENSATION PHILOSOPHY

  The Company's overall compensation philosophy, which is endorsed by the Committee, is to provide compensation that will attract and retain superior executives to maximize shareholder value. Competitive base salaries are one component consistent with the philosophy. The Committee also believes that a substantial portion of total annual compensation should be "at risk" through short-term incentives relating to measured financial performance and individual achievement. In addition, the Committee believes that by utilizing the vehicle of stock ownership through the Company's various stock incentive and option plans, alignment of the interests of management with those of its shareholders will occur.

COMPENSATION PROGRAM ELEMENTS

  The Company's executive compensation program consists of three elements:

    . Base salary

    . Short-term incentive compensation

    . Long-term incentive compensation

 Base Salary

  Each executive's base salary is reviewed annually. Salary increases are determined by a number of factors including promotion, performance, inflation, internal equity and increases in levels of responsibility. All salaries are based on sustained individual performance toward the Company's goals and objectives.

 Short-Term Incentive Compensation

  The Company's short-term incentive compensation program for the year ended December 31, 1994, provided annual executive officer compensation opportunities based on the following factors: (i) the Company's return on net assets ("RONA") and earnings before interest and taxes ("EBIT") performance measured against RONA and EBIT targets established prior to the beginning of the fiscal year by the Committee and approved by the Board of Directors; and
(ii) executive officer personal performance during the year determined in the discretion of the Chairman and Chief Executive Officer and approved by the Committee and Board of Directors. In the case of the Chairman and Chief Executive Officer, such personal performance is determined in the discretion of the Committee and approved by the Board of Directors. The short-term incentive compensation opportunity for 1994 was weighted 65% for financial performance achievement and 35% for discretionary personal performance. Short-term incentive compensation, which exceeds predetermined target levels for each executive officer, other than Messrs. Clough and Smith, is paid in shares of restricted stock which vests over a three-year period. Please see "Long-Term Incentive Compensation."

 Long-Term Incentive Compensation

  The Committee believes that awards of stock options promote the interest of the Company by providing performance incentives to executive officers and key employees who are responsible for the management, growth and financial success of the Company. Options are priced at 100% of the market value on the date of grant. Since stock options have no economic value to recipients until the price of the Company's stock exceeds the grant price, and since the option grants require that the executive serve for a period of time before all or a portion of the option may be exercised, the Committee believes that executives are motivated to manage their businesses in ways that over the long term will benefit shareholders through an increased stock price.

  As a general rule, the Committee considers the level of the optionee's job responsibility and his or her potential impact on the Company's performance in arriving at the number of shares to be granted under the stock option plans, as well as the frequency and amount of prior option grants. Neither the Company nor the Committee has established a target ownership level for equity holding in the Company by executive officers and key employees.

  Since adoption of the 1992 Stock Incentive Plan, the Committee has utilized restricted stock principally to reward selectively key employees, other than executive officers and senior management, for exceptional achievement and to serve as a retention device. Commencing with the year ended December 31, 1994, the Committee determined that short-term incentive compensation which exceeds predetermined target levels other than Messrs. Clough and Smith, is paid in shares of restricted stock vesting over a three-year period as replacement for cash compensation to executive officers. These awards also serve as a retention device and vest over a three-year period. The Committee believes that the restricted stock awards also promote the interest of the Company by providing performance incentives and motivating award recipients to manage their business to benefit shareholders over the long term through an increased stock price.

FISCAL 1994 CHIEF EXECUTIVE OFFICER COMPENSATION

  Mr. Clough's base salary of $435,000 annually was the same base salary in effect for the prior two fiscal years. During 1994, the Board of Directors, upon the recommendation of the Committee, agreed to Mr. Clough's request to retire as Chief Executive Officer and as an employee effective March 31, 1995, requested that Mr. Clough continue as Chairman of the Board until the 1998 Meeting of Shareholders and authorized an agreement dated January 1, 1995 memorializing these understandings. Please see "Employment Agreements" herein.

  Mr. Clough's short-term incentive compensation of $467,712 for the twelve-month fiscal year ended December 31, 1994, represented a 59% increase over the amount paid in the eleven-month fiscal year ended December 31, 1993, and also represented 52% of his annual cash compensation for the fiscal year ended December 31, 1994, all as reflected in the "Summary Compensation Table." In assessing the personal performance of Mr. Clough, the Committee considered the Company's excellent financial performance in the fiscal year ended December 31, 1994. Such performance generated an above target incentive for Mr. Clough based upon exceeding financial goals set at the beginning of the year. The Committee also considered Mr. Clough's leadership of the Company, particularly executing the successful national expansion strategy, expanding the Company's value-added services and executing the sale of the Company's aerospace and defense related testing business.

  Mr. Clough received no long-term incentive compensation in the fiscal year ended December 31, 1994, due to his scheduled retirement to be effective March 31, 1995.

RECENT INTERNAL REVENUE CODE AMENDMENTS

  The Committee will consider the anticipated tax treatment to the Company regarding the compensation and benefits paid to the Chief Executive Officer and the four other most highly compensated executive officers of the Company in light of the enactment of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"). Given that the proposed Treasury Regulations interpreting Section 162(m) have not yet been adopted in a final form, and are therefore subject to change, the Committee at this time will await the adoption of a final version of such regulations before making any change to the Company's compensation structure or compensation or existing stock option plans, other than the 1995 Stock Incentive Plan which is intended, based upon existing guidance, to meet the Section 162(m) requirements. Please see "Approval of the 1995 Stock Incentive Plan." Once the final regulations have been adopted, the Committee will consider amendments to the Company's compensation structure, including amendments to the Company's various existing compensation and stock option plans, necessary to preserve the deductibility of all compensation paid by the Company which is subject to
Section 162(m).

                                          Respectfully submitted,

                                          Executive Compensation Committee of
                                           the Board of Directors

                                          Edward Sanders, Chairman
                                          Theodore M. Freedman
                                          Stanley A. Wainer
                                          Frank S. Wyle

                COMPARISON OF 59 MONTH CUMULATIVE TOTAL RETURN*
                 AMONG WYLE ELECTRONICS, THE S & P 500 INDEX
                    AND THE S & P HIGH TECH COMPOSITE INDEX

                        PERFORMANCE GRAPH APPEARS HERE

Measurement Period           WYLE            S & P        S & P
(Fiscal Year Covered)        ELECTRONICS     500 INDEX    HIGH TECH COMPOSITE
-------------------          -----------     ---------    -------------------
Measurement Pt-  1990        $100            $100         $100
FYE   1/1991                 $130            $108         $115
FYE   1/1992                 $141            $123         $133
FYE   1/1993                 $193            $128         $147
FYE  12/1993                 $200            $150         $161
FYE  12/1994                 $204            $163         $175

  IT SHOULD BE NOTED THAT THIS GRAPH REPRESENTS HISTORICAL STOCK PRICE PERFORMANCE AND IS NOT NECESSARILY INDICATIVE OF ANY FUTURE STOCK PRICE PERFORMANCE.

  THE FOREGOING REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS REGARDING COMPENSATION AND THE PERFORMANCE GRAPH THAT APPEARS IMMEDIATELY AFTER SUCH REPORT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933 OR THE 34 ACT OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

  During the year ended December 31, 1994, Messrs. Sanders, Freedman, Wainer and Wyle served as members of the Executive Compensation Committee. Messrs. Freedman, Wainer and Wyle were formerly officers of the Company. Mr. Wainer served as a consultant to the Company through July 31, 1994 and Messrs. Freedman and Wyle serve currently as consultants to the Company.

CERTAIN TRANSACTIONS

  On December 23, 1994, the Company completed the sale of its Scientific Services & Systems ("SS&S") business to WESS Investment Corp., a buy-out group led by William E. Simon & Sons and certain members of the SS&S management ("WESS"). The Company has been advised: that Frank S. Wyle, a director of the Company, serves also as a director of WESS; that F. Stephen Wyle and John R. Herring, currently directors of the Company, who are not nominees for the Annual Meeting, are minority investors in WESS; and that F. Stephen Wyle serves as an executive officer and director of WESS.

  WESS acquired certain assets and liabilities of SS&S, including receivables, inventory, property, plant and equipment, accounts payable and accrued expenses for a negotiated purchase price of $30 million in cash, subject to adjustment, plus additional amounts that may be paid to the Company under an earnout provision. The Company will perform certain administrative services for WESS pursuant to an administrative services agreement effective for a five year period.

APPROVAL OF THE 1995 STOCK INCENTIVE PLAN
(PROPOSAL 4)

PROPOSED ACTION REGARDING 1995 STOCK INCENTIVE PLAN

  The Board of Directors believes that the various stock option and stock incentive plans adopted by the Company have been worthwhile in attracting and retaining desirable key employees and executives. In order to increase the number of shares available for grant to employees and certain other eligible persons and to provide for flexibility and the best incentive for executives, key employees and certain other eligible persons, the Board of Directors has unanimously adopted the Company's 1995 Stock Incentive Plan (the "Plan"). At the Annual Meeting, shareholders will be requested to approve the Plan.

  The Plan permits the grant of options, stock appreciation rights, restricted stock awards, performance share awards and other share-based incentive awards or cash-based incentive awards (collectively or individually also referred to as "Awards") to selected officers and key employees of the Company as well as to certain other eligible persons. The Plan covers a maximum of 500,000 shares of the Company's Common Stock, subject to adjustment. The following discussion summarizes the material features of the Plan; however, it is qualified in its entirety by reference to the full text of the Plan, which is attached to this Proxy Statement as Annex C. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

SUMMARY DESCRIPTION OF 1995 STOCK INCENTIVE PLAN

  Administration. The Plan would be administered by the Executive Compensation Committee (the "Committee") consisting of two or more members, each of whom is "disinterested" as such term is defined for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and "outside" as such term is defined for purposes of Section 162(m) of the Internal

Revenue Code of 1986, as amended (the "Code"). The Committee will have the authority to determine the employees or other eligible persons to be granted awards under the Plan and to determine the specific terms and conditions of such awards, including, without limitation, the number of shares subject to each award, the price to be paid for the shares and, subject to the requirements of applicable law, any performance or other vesting criteria. The Committee will make all other determinations necessary or advisable for the administration of the Plan.

  Eligibility. Any officer (whether or not a director) or key employee of the Company or its Subsidiaries, as determined in the sole discretion of the Committee, is eligible to be granted awards under the Plan. In addition, the Committee may in its sole discretion grant an award to any outside director of the Company who is not a member of the Committee or who has not been designated to serve as such during the calendar year following the year during which such individual is to be granted an award under the Plan (hereinafter referred to as an "Other Eligible Person").

  Shares Available for Awards. The maximum aggregate number of shares of Common Stock that may be issued under the Plan is 500,000, subject to adjustment as described below. Subject to adjustments described below, the maximum number of shares of Common Stock which may be delivered pursuant to options and stock appreciation rights granted during any calendar year to any participant may not exceed 75,000 shares.

  The number and kind of shares available under the Plan are subject to adjustment in the event of (i) certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events which change the number or kind of shares outstanding; or (ii) extraordinary dividends or distributions of property to the shareholders. Shares relating to options or stock appreciation rights which are not exercised, restricted stock awards which do not vest, performance share awards which are not issued and any award which is not exercised or which expires or is cancelled will again become available for regrant and award purposes under the Plan to the extent permitted by law.

  The Company estimates that all officers of the Company will be among those eligible to receive awards, subject to the discretion of the Committee to determine the particular individuals who, from time to time, will be selected to receive awards. The number of key employees of the Company and its Subsidiaries or Other Eligible Persons who will be eligible to receive awards has not been determined at this time. In addition, neither the individuals who are to receive awards, the number of awards that will be granted to any individual or group of individuals, nor the amounts to be payable with respect to awards, have been determined at this time.

  Vesting and Award Periods. Except as may be provided in an applicable Award Agreement, no award made under the Plan may be exercisable or may vest until at least six months after the initial Award Date, and once exercisable an award shall remain exercisable until the expiration or earlier termination of the award. Each award shall expire on such date as is determined by the Committee, but in the case of options, not later than ten years after the Award Date.

  Loans to Finance Exercise of Awards. The Company may, with the Committee's approval, loan to a participant sufficient funds to exercise or pay for any award made under the Plan. Each such loan shall be evidenced by a promissory note bearing interest at a rate determined by the Committee; provided, however, that such rate shall not be less than the applicable imputed interest rate specified by the Code. The note shall provide for full recourse against the participant and shall be repaid over a period of time not to exceed five years, including extensions. If the employment or service of the participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such participant to incur liability under Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability. The principal of the note shall not exceed the amount required to be paid to the Company upon the exercise or receipt of one or more awards under the Plan. In addition, the Company may loan the participant funds sufficient to pay the tax liability, if any, resulting from the exercise, payment or vesting of the award; the terms of such a loan need not conform to the foregoing provisions.

  Transferability. The Plan provides, with limited exceptions, that rights or benefits under any award are not assignable or transferable except by will or the laws of descent and distribution, and that only the participant, subject to such exceptions (consistent with applicable legal considerations), may exercise the award during the participant's lifetime.

AWARDS THAT MAY BE GRANTED UNDER THE PLAN.

  Options. An option is the right to purchase shares of Common Stock at a future date at a specified price ("Option Price"). The Option Price is generally the closing price for a share of Common Stock reported on the New York Stock Exchange ("Fair Market Value") on the date of grant. On March 15, 1995, the closing price for a share of Common Stock reported on the New York
Stock Exchange was $       .

  An option granted to an Other Eligible Person may only be a nonqualified stock option. However, an option granted to an employee may either be an incentive stock option, as defined in the Code, or a nonqualified stock option. An incentive stock option may not be granted to a person who owns more than 10% of the total combined voting power of all classes of stock of the Company and its Subsidiaries unless the Option Price is at least 110% of the fair market value of shares of Common Stock subject to the option and such option by its terms is not exercisable after expiration of five years from the date such option is granted. The aggregate fair market value of shares of Common Stock (determined at the time the option is granted) for which incentive stock options may be first exercisable by an option holder during any calendar year under the Plan or any other plan of the Company or its Subsidiaries may not exceed $100,000.

  Full payment for shares purchased on the exercise of any option must be made at the time of such exercise in (i) cash or equivalent, (ii) if authorized by the Committee or specified in the applicable Award Agreement, in exchange for a promissory note by the option holder in favor of the Company, (iii) subject to the Committee's approval, in shares of Common Stock having a fair market value equal to the Option Price, or (iv) by notice and third party payment in such manner as may be authorized by the Committee; or any combination thereof. In addition, option holders may be permitted to offset or surrender stock or deliver already owned stock in satisfaction of applicable tax withholding requirements.

  Stock Appreciation Rights. A stock appreciation right is the right to receive payment based on the appreciation in the fair market value of the Common Stock from the date of grant to the date of exercise. In its discretion the Committee may grant a stock appreciation right concurrently with the grant of an option for all or any portion of the shares covered by the option. A stock appreciation right is exercisable at such time, and to the extent, that the related option is exercisable.

  Upon exercise of a stock appreciation right, the holder receives for each share an amount equal to the difference between the exercise price of a related option and the fair market value of the Common Stock on the date of exercise. As determined by the Committee, such amount may be paid in cash, in shares of Common Stock or a combination thereof. The Committee may require that all or a portion of any cash proceeds be used to concurrently exercise all or a portion of the related option.

  Restricted Stock Awards. A restricted stock award is an award of a fixed number of shares of Common Stock subject to vesting requirements and other restrictions. The Committee specifies the price, if any, the participant must pay for such shares and the restrictions imposed on such shares which shall not terminate earlier than six months after the Award Date, except to the extent the

Committee provides otherwise. Restricted stock awarded to a participant may not be voluntarily or involuntarily sold, assigned, transferred, pledged or encumbered during the restricted period. Stock certificates evidencing shares of restricted stock shall bear a legend referencing any applicable restrictions. Unless otherwise provided in the applicable Award Agreement, the recipient of a restricted stock award is entitled to receive any dividends and exercise voting rights pertaining to such shares prior to the time they have vested. The Committee shall specify in each Award Agreement the extent to which cash paid or received in connection with a restricted stock award must be returned in the event that any of the restricted shares subject to the award cease to be eligible for vesting.

  Performance Share Awards and Special Performance-Based Awards. The Committee may, in its discretion, grant one or more performance share awards to any participant based upon such factors (including the contributions, responsibilities and other compensation of the person) as the Committee shall deem relevant in light of the specific type and terms of the award. The amount of cash or shares or other property that may be deliverable pursuant to such an award is based upon the degree of attainment over a specified period of such measure(s) of performance of the Company (or any part thereof) or the participant as may be established by the Committee. An Award Agreement shall specify the maximum number of shares (if any) subject to the performance share award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the participant, the duration of the award and the conditions upon which delivery of any shares or cash to the participant shall be based.

  Without limiting the generality of the foregoing, the Plan permits the Committee to grant certain other types of awards ("Performance-Based Awards") which are intended to qualify as "performance-based compensation" under
Section 162(m) of the Code. Under Section 162(m), the Company may not deduct certain compensation of over $1,000,000 in any year to the Chief Executive Officer or one of the four other most highly compensated executive officers of the Company ("Executive Officers") unless, among other things, this compensation qualifies as performance-based compensation under Section 162(m), and the material terms of the plan for such compensation are shareholder approved. Consistent with the preceding sentence, if the Plan, including the Performance-Based Award feature, is not approved by shareholders, the Plan and awards issuable in connection therewith will not be implemented.

  Stock options and stock appreciation rights that are granted under the Plan at a fair market value exercise price are intended to qualify as performance-based compensation. In addition, other share-based awards (such as restricted stock or performance awards) may be granted under the Plan and are intended to qualify as performance-based compensation under Section 162(m). The Plan also provides for the grant of Performance-Based Awards that are not denominated nor payable in and do not have a value derived from the value of or a price related to shares of Common Stock and are payable only in cash ("Cash-Based Awards") that are intended to satisfy the requirements for performance-based compensation under Section 162(m). With reference to the Performance-Based Awards, the material terms of the Plan include the eligible class of participants, the performance goal or goals and the maximum number of shares or amount deliverable or payable thereunder to any individual participant.

  The eligible class of persons for Performance-Based Awards under the Plan is all officers and key employees of the Company and its subsidiaries. Performance-Based Awards granted to Executive Officers thereunder may be granted only in accordance with the requirements of Section 162(m), as set forth below. Performance-Based Awards to other key employees may or may not be limited by the requirements of Section 162(m), but will in any event be based on the performance goals described below.

  The performance goals for Performance-Based Awards under the Plan are any one or a combination of Earnings Per Share, Return on Equity, Total Shareholder Return and Cash Flow (each as defined in the Plan). These goals will be applied over either consecutive or rolling cycles of more than one but not more than five fiscal years. Specific cycles, weightings of more than one performance goal and target levels of performance upon which actual payments will be based, as well as the award levels payable upon achievement of specified levels of performance, will be determined by the Committee not later than the applicable deadline under Section 162(m) of the Code and in any event at a time when achievement of such targets is substantially uncertain. These variables may change from cycle to cycle. Appropriate adjustments to the performance goals and targets in respect of Performance-Based Awards may be made by the Committee based upon objective criteria in the case of certain events that in any case were not anticipated (or the effects of which were not anticipated) at the time goals were established, in order to neutralize the effect of such events on the Performance-Based Awards. The Company believes that specific performance targets (when established) are likely to constitute confidential business information, the disclosure of which may adversely affect the Company or mislead the public.

  The Committee must certify the achievement of the applicable performance goals and the actual amount payable to each participant under the Performance-Based Awards prior to payment. Performance-Based Awards generally will be paid following the completion of each cycle. The Committee may retain discretion to reduce, but not increase, the amount payable under a Performance-Based Award to any participant, notwithstanding the achievement of targeted performance goals. Performance-Based Awards may be accelerated in the event of a Change in Control Event (as defined in the Plan).

  The maximum amount payable to any participant under all Cash-Based Awards which are intended to be Performance-Based Awards during any calendar year under the Plan will be $1,000,000. The maximum number of shares of the Company's Common Stock that may be subject to all Performance-Based Awards, including stock options and stock appreciation rights, that are granted to any participant during any calendar year will not exceed 75,000 shares, either individually or in the aggregate.

  Termination of Employment. Absent provisions to the contrary in the Award Agreement or Committee action, no stock option or stock appreciation right will be exercisable, no restricted stock award will vest and no performance share award will be paid after an employee's termination of employment. Nevertheless, in the case of stock options and stock appreciation rights, if such termination is due to the option holder's normal retirement, the exercise period will be extended for three months after termination. In addition, if such termination is due to death or permanent disability, the exercise period will be extended for one year after such event. Moreover, in the event of any termination of employment for any reason, the Committee or the terms of the Award Agreement may extend the exercise period up to any later date. In no case, however, will the exercise period extend beyond the original expiration date of the option or stock appreciation right. The Committee or the terms of an Award Agreement may also provide for additional vesting upon termination in the case of restricted and performance share awards. Notwithstanding the foregoing, the Committee shall designate in each award granted to an Other Eligible Person the effect of a termination from service.

  Acceleration of Awards. Upon the approval by the shareholders of a dissolution or liquidation, certain agreements to merge or consolidate, sale of substantially all of the Company's assets or certain other "Change in Control Events"( as defined in the Plan), each option and related stock appreciation right will become immediately exercisable, each restricted stock award shall immediately vest and each performance share award or Performance-Based Award shall immediately become payable provided that awards shall in no event be accelerated to a date less than six months after the Award Date. Such acceleration will automatically occur unless the Committee, prior to any such event, determines otherwise.

  Termination of or Changes to the Plan. The authority to grant new awards under the Plan will terminate on February 23, 2005, unless the Plan is terminated prior to that time by the Board of Directors. Such termination typically will not affect rights of participants which accrued prior to such termination. The Board may, without shareholder approval, suspend or amend the Plan at any time, and the Committee may, with the consent of a holder, substitute awards or modify the terms and conditions of an outstanding award, to, among other changes, extend the term (subject to maximum term limits), accelerate exercisability or vesting or preserve benefits of the award. Amendments made without shareholder approval could increase the costs to the Company under the Plan, although the amount thereof is not determinable. Without shareholder approval, the Board may not increase the maximum number of shares which may be delivered pursuant to awards granted under the Plan, materially increase the benefits accruing to participants under the Plan or materially change the requirements as to the eligibility to participate in the Plan. (Amendment of the Plan will not, without the consent of the participant, adversely affect such person's rights under an award previously granted, unless the award itself otherwise expressly so provides.) Because the Committee will retain the discretion to set and change the specific targets for each performance period under a Performance-Based Award intended to be exempt from Section 162(m) of the Code, shareholder ratification of the performance goals will be required, in any event at five-year intervals in the future to exempt awards granted under the Plan from the limitation on deductibility.

FEDERAL INCOME TAX CONSEQUENCES OF AWARDS UNDER THE PLAN

  The federal income tax consequences of the Plan under current federal law, which is subject to change, are summarized in the following discussion which deals with the general tax principles applicable to the Plan. State and local tax consequences are beyond the scope of this summary.

  Nonqualified Stock Options. No taxable income will be realized by an option holder upon the grant of a nonqualified stock option under the Plan. When the holder exercises the nonqualified stock option, however, he or she will generally recognize ordinary income equal to the difference between the option price and the fair market value of the shares at the time of exercise. The Company is generally entitled to a corresponding deduction at the same time and in the same amounts as the income recognized by the option holder. Upon a subsequent disposition of the Common Stock, the holder will realize short-term or long-term capital gain or loss, depending on how long the Common Stock is held. The Company will not be entitled to any further deduction at that time.

  Incentive Stock Options. An employee who is granted an incentive stock option under the Plan does not recognize taxable income either on the date of its grant or on the date of its exercise, provided that, in general, the exercise occurs during employment or within three months after termination of employment. However, any appreciation in value of the Common Stock after the date of the grant will be includable in the participant's federal alternative minimum taxable income at the time of exercise in determining liability for the alternative minimum tax. If Common Stock acquired pursuant to an incentive stock option is not sold or otherwise disposed of within two years from the date of grant of the option nor within one year after the date of exercise, any gain or loss resulting from disposition of the Common Stock will be treated as long-term capital gain or loss. If stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of such holding periods (a "Disqualifying Disposition"), he or she will generally recognize ordinary income at the time of such Disqualifying Disposition equal to the difference between the exercise price and the fair market value of the Common Stock on the date the incentive stock option is exercised or, if less, the excess of the amount realized on the Disqualifying Disposition over the exercise price. Any remaining gain or net loss is treated as a short-term or long-term capital gain or loss, depending upon how long the Common Stock is held. Unlike the case in which a nonqualified stock option is exercised, the Company is not entitled to a tax deduction upon either the grant or exercise of an incentive stock option or upon disposition of the Common Stock acquired pursuant to such exercise, except to the extent that the employee recognizes ordinary income in a Disqualifying Disposition.

  Stock Appreciation Rights. The recipient of a stock appreciation right is not taxed upon the grant of the stock appreciation right. Likewise, the Company will not be entitled to a deduction for the stock appreciation right. Upon the exercise of a stock appreciation right, the recipient generally will be taxed at ordinary income tax rates on the amount of cash received and the fair market value of any Common Stock received. The amount of ordinary income recognized by the recipient is deductible by the Company in the year that the income is recognized. The recipient's basis in any shares acquired is equal to the amount of ordinary income recognized with respect to such shares, and, upon subsequent disposition, any further gain or loss is taxable either as short-term capital gain or loss, depending on how long the shares are held. The holding period for such shares commences as of the date ordinary income is recognized.

  Restricted Stock Awards. In general, no income is recognized by the recipient upon the grant of a restricted stock award. Unless the recipient makes an election described below, the recipient will recognize ordinary income when the restrictions lapse equal to the excess of the fair market value of the restricted stock at the time the restrictions lapse over the amount which the recipient paid for the restricted stock, if any. The Company may deduct an amount equal to the income recognized by the recipient at the time the recipient recognizes the income.

  The recipient may elect, within 30 days after the date of receipt of the award, to recognize ordinary income arising from the award as of the award date. If such election is made, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the stock over the amount paid, if any, at the time of receipt.

  The tax treatment of restricted stock which is disposed of will depend upon whether the recipient made an election to include the value of the stock in income when awarded. If the recipient made such an election, any disposition after the restrictions lapse will result in a long-term or short-term capital gain or loss depending upon the period the restricted stock is held. If, however, such election is made and for any reason the restrictions imposed on the restricted stock fail to lapse, the individual will not be entitled to a deduction. If an election is not made, disposition after the lapse of restrictions will result in short-term or long-term capital gain or loss (depending on the period of time the stock is held after the restriction lapse) equal to the difference between the amount received on disposition and the greater of the amount paid for the stock by the recipient or its fair market value at the date the restrictions lapsed.

  Performance Share Awards. A participant who has been granted a performance share award will generally not realize taxable income at the time of grant, and the Company will not be entitled to a deduction at that time. When an award is paid, whether in cash or shares, the participant will have ordinary income, and the Company will have a corresponding deduction. The measure of such income and deduction will be the amount of cash and the fair market value of the shares at the time the award is paid.

  Special Rules Governing Persons Subject to Section 16(b). Under the federal tax law, special rules may apply to participants in the Plan who are subject to the restrictions on resale of the Company's Common Stock under Section 16(b) of the Exchange Act. These rules, which effectively take into account the Section 16(b) restrictions, apply in limited circumstances and may impact the timing and/or amount of income recognized by these persons with respect to certain stock-based awards under the Plan.

  Accelerated Payments. If, as a result of certain changes in control of the Company, a participant's options or stock appreciation rights become immediately exercisable, or if restrictions immediately lapse on restricted stock, or if shares covered by a performance share award are immediately issued or a cash payment under an award is accelerated, the additional economic value, if any, attributable to the acceleration may be deemed a "parachute payment." The additional value will generally be deemed a parachute payment if such value, when combined with the value of other payments which are deemed to result from the change in control, equals or exceeds a threshold amount equal to 300% of the participant's average annual taxable compensation over the five calendar years preceding the year in which the change in control occurs. In such case, the excess of the total parachute payments over such participant's average annual taxable compensation will be subject to a 20% non-deductible excise tax in addition to any income tax payable. The Company will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

  Section 162(m) Limits. Notwithstanding the foregoing discussion of the deductibility of compensation under the Plan by the Company, Section 162(m) of the Code would render non-deductible to the Company certain compensation to certain employees required to be named in the Summary Compensation Table ("Executive Officers") in excess of $1,000,000 in any year unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from these new limits on deductibility. The applicable conditions of an exemption for performance-based compensation plans include, among others, a requirement that the shareholders approve the material terms of the plans. Stock options, stock appreciation rights and certain (but not all) other types of awards that may be granted to Executive Officers as contemplated by the Plan are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in
Section 162(m) and uncertainties regarding its ultimate interpretation and application in those circumstances, no assurances can be given that the compensation paid under the Plan to any Executive Officer will in fact be deductible, if it should, together with other non-exempt compensation paid to such Executive Officer, exceed $1,000,000.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

  Approval of the Plan requires the affirmative vote of the holders of a majority of the Common Stock present, or represented, and entitled to vote at the Annual Meeting assuming the presence of a quorum. Each share of Common Stock is entitled to one vote.

  Shareholders should note that because outside Directors (subject to re-election and shareholder approval) may receive stock options under this proposal, all current outside Directors of the Company may have a personal interest in the proposal and its approval by shareholders. However, the members of the Board of Directors believe that the Plan is in the best interests of the Company and its shareholders.

  THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS A VOTE FOR THE APPROVAL OF THE 1995 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE AND AS SET FORTH IN ANNEX C HERETO. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS
(PROPOSAL 5)

  The Board of Directors of the Company, upon the recommendation of the Audit Committee, has unanimously appointed the firm of Arthur Andersen LLP as independent public accountants to examine the consolidated financial statements of the Company for the year ending December 31, 1995, and a resolution will be presented at the Annual Meeting to ratify such appointment. Arthur Andersen LLP has acted as independent public accountants of the Company since 1961. No member of that firm or any of its associates has any financial interest in the Company or any of its subsidiaries or affiliates. A representative of Arthur Andersen LLP will be present at the Annual Meeting with the opportunity to make a statement and is expected to be available to respond to appropriate questions from the shareholders.

  Although this appointment is not required to be submitted to a vote of the shareholders, the Board believes it is appropriate as a matter of policy to request that shareholders ratify the appointment. If the shareholders, by the affirmative vote of the holders of shares representing a majority of votes cast (in person or by proxy) on the resolution at the Annual Meeting, do not ratify the selection of Arthur Andersen LLP, then the selection of independent public accountants will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE FIRM OF ARTHUR ANDERSEN LLP AS DESCRIBED ABOVE. PROXIES RECEIVED WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY OTHERWISE IN THE PROXY.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the 34 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Executive officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1994, all
Section 16(a) filing requirements applicable to its executive officers, directors and greater than ten-percent beneficial owners were complied with, other than Mr. Joseph A. Adamczyk who inadvertently failed to file a report in 1993 reflecting a change in Common Stock ownership but such deficiency was corrected upon discovery.

OTHER MATTERS

  The Board is not aware of any other matters to be presented for action at the Annual Meeting. However, if any other matter is properly presented, it is the intention of the persons named in the enclosed form of Proxy to vote in accordance with their best judgment on such matter.

SUBMISSION OF SHAREHOLDER PROPOSALS

  Proposals intended for inclusion in the Company's Proxy Statement for the 1996 Annual Meeting of Shareholders should be sent to the attention of the Secretary of the Company at 15370 Barranca Parkway, P.O. Box 57008, Irvine, California 92619-7008 and must be received by November 28, 1995.

                                       By Order of the Board of Directors


                                       /s/ STEPHEN D. NATCHER

                                       Stephen D. Natcher
                                       Secretary

Irvine, California
March 28, 1995

                                                                         ANNEX A

                           TEXT OF PROPOSED AMENDMENT
                                       TO
                       RESTATED ARTICLES OF INCORPORATION

  The Restated Articles of Incorporation of this Company shall be amended by adding thereto a new Article Nine which shall read as set forth below:

    "Nine: No holder of any class of stock of the corporation shall be entitled to cumulate votes at any election of directors of the corporation."

                                                                        ANNEX B

                     TEXT OF PROPOSED AMENDMENT TO BYLAWS

  Section 3.03 of Article III of the bylaws of the Company shall be amended in its entirety to read as follows:

    "Section 3.03 Election and Term of Office. In the event that the authorized number of directors shall be fixed at nine (9) or more, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall expire at the annual meeting to be held during fiscal year 1996, the initial term of office of the directors of Class II shall expire at the annual meeting to be held during fiscal 1997 and the initial term of office of the directors of Class III shall expire at the annual meeting to be held during fiscal year 1998. At each annual meeting, commencing with the annual meeting to be held during fiscal year 1996 each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified.

    In the event that the authorized number of directors shall be fixed with at least seven (7) but less than nine (9), the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. At each annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified.

    Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

    At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

    This section only may be amended or repealed by approval of the Board of Directors and the outstanding shares (as defined in Section 152 of the California General Corporation Law) voting as a single class, notwithstanding Section 903 of the California General Corporation Law."

                                                                         ANNEX C

                                WYLE ELECTRONICS
                           1995 STOCK INCENTIVE PLAN

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
 1.  THE PLAN............................................................    1
     1.1  Purpose........................................................    1
     1.2  Administration and Authorization; Power and Procedure..........    1
     1.3  Participation..................................................    2
     1.4  Shares Available for Awards; Share Limits......................    2
     1.5  Grant of Awards................................................    3
     1.6  Award Period...................................................    3
     1.7  Limitations on Exercise and Vesting of Awards..................    3
     1.8  Acceptance of Notes to Finance Exercise........................    3
     1.9  No Transferability.............................................    4
 2.  OPTIONS.............................................................    5
     2.1  Grants.........................................................    5
     2.2  Option Price...................................................    5
     2.3  Limitations on Grant and Terms of Incentive Stock Options......    5
 3.  STOCK APPRECIATION RIGHTS...........................................    6
     3.1  Grants.........................................................    6
     3.2  Exercise of Stock Appreciation Rights..........................    6
     3.3  Payment........................................................    6
 4.  RESTRICTED STOCK AWARDS.............................................    7
     4.1  Grants.........................................................    7
     4.2  Restrictions...................................................    7
 5.  PERFORMANCE SHARE AWARDS............................................    8
     5.1  Grants of Performance Share Awards.............................    8
     5.2  Special Performance-Based Awards...............................    8
     5.3  Deferred Payments..............................................    9
 6.  OTHER PROVISIONS....................................................    9
     6.1  Rights of Eligible Employees, Participants and Beneficiaries...    9
     6.2  Adjustments; Acceleration; Possible Early Termination of          10
           Awards........................................................
     6.3  Effect of Termination of Employment............................   11
     6.4  Compliance with Laws...........................................   12
     6.5  Tax Withholding................................................   12
     6.6  Plan Amendment, Termination and Suspension.....................   13
     6.7  Privileges of Stock Ownership; Nondistributive Intent..........   13
     6.8  Effective Date of the Plan.....................................   14
     6.9  Term of the Plan...............................................   14
     6.10 Governing Law/Construction/Severability........................   14
     6.11 Captions.......................................................   15
     6.12 Non-Exclusivity of Plan........................................   15
 7.  DEFINITIONS.........................................................   15
     7.1  Definitions....................................................   15

                               WYLE ELECTRONICS

                           1995 STOCK INCENTIVE PLAN

1. THE PLAN.

  1.1 Purpose.

  The purpose of this Plan is to promote the success of the Company by providing an additional means to attract, motivate, retain and reward key employees, including officers, whether or not directors, of the Company through incentives for high levels of individual performance and improved financial performance of the Company by granting Awards. "Corporation" means Wyle Electronics and "Company" means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 7.

  1.2 Administration and Authorization; Power and Procedure.

  (a) Committee. This Plan shall be administered by and all Awards to Eligible Employees and to Other Eligible Persons shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of a majority of its members. In the event action by the Committee is taken by written consent, the action shall be deemed to have been taken at the time specified in the consent or, if none is specified, at the time of the last signature.

  (b) Plan Awards Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:

    (i) to determine from among the classes of Eligible Employees and Other Eligible Persons those individuals who will receive any Awards;

    (ii) to grant Awards to Eligible Employees and Other Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;

    (iii) to approve the forms of Award Agreements (which need not be identical either as to type of Award or among Participants);

    (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;

    (v) to cancel, modify, or waive the Corporation's rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Participants, subject to any required consent under Section 6.6;

    (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and

    (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.

  (c) Binding Determinations. Any action taken by, or inaction of, the Corporation, any Subsidiary, the Board or the Committee relating or pursuant to this Plan shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. No member of the Board or Committee, or officer of the Corporation or any Subsidiary, shall be liable for any such action or inaction of the entity or body, of another person or, except in circumstances involving bad faith, of himself or herself. Subject only to compliance with the express provisions hereof, the Board and Committee may act in their absolute discretion in matters within their authority related to this Plan.

  (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.

  (e) Delegation. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company.

  1.3 Participation.

  Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Employees or Other Eligible Persons. An Eligible Employee or Other Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine. Each Non-Employee Director who is not considered to be an Other Eligible Person shall not be eligible to receive any Awards.

  1.4 Shares Available for Awards; Share Limits.

  (a) Shares Available. Subject to the provisions of Section 6.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation's authorized but unissued Common Stock. The shares may be delivered for any lawful consideration.

  (b) Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Employees and Other Eligible Persons under this Plan shall not exceed 500,000 shares (the "Share Limit"). The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted to Eligible Employees under this Plan is 500,000 shares. The maximum number of shares subject to Options and Stock Appreciation Rights which may be granted during any calendar year to any individual shall not exceed 75,000 shares. Each of the three foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 6.2.

  (c) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of
(i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable limitations under Rule 16b-3, plus
(iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by Rule 16b-3 or other applicable law, be available for subsequent Awards under the Plan. Except as limited by Rule 16b-3, if an Award is or may be settled only in cash and satisfies the requirements for exemption under Rule 16b-3 or for exclusion from the definition of derivative security under Rule 16a-l(c)(3)(ii), such Award need not be counted against any of the limits under this Section 1.4.

  (d) Cash Only Award Limit. Awards payable solely in cash under the Plan that would constitute derivative securities but for the exclusion in Rule 16a-l(c)(3)(i) under the Exchange Act shall constitute and be referred to as "Cash Only Awards" The number of Cash Only Awards shall be determined by reference to the number of shares or share equivalents referenced in or otherwise linked to such Awards for purposes of determining the amount, value or price of the Cash Only Awards. The maximum number of Cash Only Awards shall not, together with the aggregate number of shares previously issued and subject to then outstanding Awards payable (or deemed payable) in Common Shares under this Plan, exceed the Share Limit, plus the number of reacquired shares available for reissue consistent with the provisions of subsection (c) above, in each case, subject to adjustments under Section 6.2.

  1.5 Grant of Awards.

  Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of performance share awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant.

  1.6 Award Period.

  Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but in the case of Options or other rights to acquire Common Stock not later than ten (10) years after the Award Date.

  1.7 Limitations on Exercise and Vestinq of Awards.

  (a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.

  (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with
Section 2.2(a).

  (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests. No fewer than 100 shares may be purchased on exercise of any Award at one time unless the number purchased is the total number at the time available for purchase under the Award.

  1.8 Acceptance of Notes to Finance Exercise.

  The Corporation may, with the Committee's approval, accept one or more notes from any Participant in connection with the exercise or receipt of any outstanding Award; provided that any such note shall be subject to the following terms and conditions:

    (a) The principal of the note shall not exceed the amount required to be paid to the Corporation upon the exercise or receipt of one or more Awards under the Plan and the note shall be delivered directly to the Corporation in consideration of such exercise or receipt.

    (b) The initial term of the note shall be determined by the Committee; provided that the term of the note, including extensions, shall not exceed a period of five years.

    (c) The note shall provide for full recourse against the Participant and shall bear interest at a rate determined by the Committee but not less than the applicable imputed interest rate specified by the Code.

    (d) If the employment or service of the Participant terminates, the unpaid principal balance of the note shall become due and payable on the 10th business day after such termination; provided, however, that if a sale of such shares would cause such Participant to incur liability under
  Section 16(b) of the Exchange Act, the unpaid balance shall become due and payable on the 10th business day after the first day on which a sale of such shares could have been made without incurring such liability assuming for these purposes that there are no other transactions by the Participant subsequent to such termination.

    (e) If required by the Committee or by applicable law, the note shall be secured by a pledge of any shares or rights financed thereby in compliance with applicable law.

    (f) The terms, repayment provisions, and collateral release provisions of the note and the pledge securing the note shall conform with applicable rules and regulations of the Federal Reserve Board as then in effect.

  1.9 No Transferability.

  (a) Limit On Exercise. Prior to the expiration of any applicable transition period in respect of Rule 16b-3 described in Section 6.10(d), and thereafter, unless otherwise expressly permitted by the Committee and by applicable law and the express terms of an Award Agreement, Awards may be exercised only by, and amounts payable or shares issuable pursuant to an Award shall be paid only to (or for the account of), the Participant or, if the Participant has died, the Participant's Beneficiary or, if the Participant has suffered a Disability, the Participant's Personal Representative, if any, or if there is none, the Participant. The Committee may permit Awards to be exercised by and paid to certain persons or entities related to the Participant who are transferees of the Participant without consideration pursuant to such conditions and procedures as the Committee may establish and (for Awards intended to satisfy the conditions of Rule 16b-3) as may be permitted under Rule 16b-3.

  (b) Limit On Transfer. No right or similar benefit/derivative security granted under this Plan or any Award, including, without limitation, any Option, undistributed performance share, or share of Restricted Stock that has not vested, shall be transferrable by the Participant or shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than to the Corporation), except (i) by will or the laws of descent and distribution, (ii) pursuant to a QDRO or pursuant to any other exception to transfer restrictions expressly permitted by the Committee and set forth in the Award Agreement (or an amendment thereto) and, in the case of Awards intended to satisfy the conditions of Rule 16b-3, to the extent permitted by Rule 16b-3 (or, in the case of Awards not intended to satisfy Rule 16b-3, as may be not inconsistent with the issue of Awards under this Plan that do satisfy the Rule), or (iii) in the case of Awards comprising Incentive Stock Options, as permitted by the Code. Any attempted transfer in violation of these provisions shall be void and the Corporation shall disregard any attempt at transfer, assignment or other alienation prohibited hereby. During the transition period described in Section 6.10(d), any derivative securities granted under this Plan whose grant is intended to be exempt from Rule 16b-3 shall be not transferable other than as permitted by former Rule 16b-3(d)(1)(ii).

  (c) Designation of Beneficiary. The designation of a Beneficiary hereunder shall not constitute a transfer prohibited by the foregoing provisions.

  (d) Exceptions. The restrictions on exercise and transfer above shall not be deemed to prohibit the authorization by the Committee of "cashless exercise" procedures with unaffiliated third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable legal restrictions and Rule 16b-3, nor, to the extent permitted by the

Committee, transfers for estate and financial planning purposes, notwithstanding that the inclusion of such features may render the particular Awards ineligible for the benefits of Rule 16b-3, nor, in the case of Participants who are not Section 16 Persons, transfers to such other persons or in such other circumstances as the Committee may in the Award Agreement or other writing expressly permit.

2. OPTIONS.

  2.1 Grants.

  One or more Options may be granted under this Article to any Eligible Employee or Other Eligible Person. Each Option granted may be either an Option intended to be an Incentive Stock Option, or not so intended, and such intent shall be indicated in the applicable Award Agreement; provided, that, Options granted to Other Eligible Persons shall only be designated as Nonqualified Stock Options. Notwithstanding any other provision of the Plan to the contrary, it is intended that Options which are granted to Eligible Employees with a purchase price per share that is not less than 100% of the Fair Market Value of the Common Stock on the date of grant shall satisfy the requirement for "performance-based compensation" under Section 162(m) of the Code.

  2.2 Option Price.

  (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but in the case of Incentive Stock Options shall not be less than 100% (110% in the case of a Participant who owns or is deemed to own under Section 424(d) of the Code more than 10% of the total combined voting power of all classes of stock of the Corporation) of the Fair Market Value of the Common Stock on the date of grant.

  (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee or specified in the applicable Award Agreement, by a promissory note of the Participant consistent with the requirements of Section 1.8; (iv) by notice and third party payment in such manner as may be authorized by the Committee; or (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, provided, however, that the Committee may in its absolute discretion limit the Participant's ability to exercise an Award by delivering such shares. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.

  2.3 Limitations on Grant and Terms of Incentive Stock Options.

  (a) $100,000 Limit. To the extent that the aggregate "fair market value" of stock with respect to which incentive stock options first become exercisable by an Eligible Employee in any calendar year exceeds $100,000, taking into account both Common Stock subject to Incentive Stock Options under this Plan and stock subject to incentive stock options under all other plans of the Company, such options shall be treated as nonqualified stock options. For this purpose, the "fair market value" of the stock subject to options shall be determined as of the date the options were awarded. In reducing the number of options treated as incentive stock options to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Committee may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an Incentive Stock Option.

  (b) Option Period. Each Option and all rights thereunder shall expire no later than ten years after the Award Date.

  (c) Other Code Limits. There shall be imposed in any Award Agreement relating to Incentive Stock Options such terms and conditions as from time to time are required in order that the Option be an "incentive stock option" as that term is defined in Section 422 of the Code.

  (d) Limits on 10% Holders. No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.

3. STOCK APPRECIATION RIGHTS.

  3.1 Grants.

  In its discretion, the Committee may grant to any Eligible Employee or Other Eligible Person Stock Appreciation Rights concurrently with the grant of an Option. A Stock Appreciation Right shall extend to all or a portion of the shares covered by the related Option. Any Stock Appreciation Right granted in connection with an Incentive Stock Option shall contain such terms as may be required to comply with the provisions of Section 422 of the Code and the regulations promulgated thereunder, unless the holder otherwise agrees. Notwithstanding any other provision of the Plan to the contrary, it is intended that Stock Appreciation Rights with a base price per share of Common Stock not less than Fair Market Value on the date of grant shall satisfy the requirements for "performance-based compensation" under Section 162(m) of the Code.

  3.2 Exercise of Stock Appreciation Rights.

  (a) Exercisability. Unless the Award Agreement or the Committee otherwise provides, a Stock Appreciation Right related to another Award shall be exercisable at such time or times, and to the extent, that the related Option shall be exercisable.

  (b) Effect on Available Shares. To the extent that a Stock Appreciation Right is exercised, the number of underlying shares of Common Stock theretofore subject to a related Option shall be charged against the maximum limit of Common Stock that may be delivered pursuant to Awards under this Plan. The number of shares subject to the Stock Appreciation Right and the related Option of the Participant shall be reduced by the number of underlying shares as to which the exercise related, unless the Award Agreement otherwise provides.

  (c) If a Stock Appreciation Right extends to less than all the shares covered by the related Option and if a portion of the related Option is thereafter exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only if and to the extent that the remaining number of shares covered by such related Option is less than the remaining number of shares subject to such Stock Appreciation Right.

  (d) In order to achieve this Plan's objective of encouraging ownership of Common Stock, the Committee may require that Stock Appreciation Rights can only be exercised if the Participant uses all or a portion of any cash received upon exercise of the Stock Appreciation Right to concurrently exercise all or a portion of the Option.

  3.3 Payment.

  (a) Amount. Unless the Committee otherwise provides, upon exercise of a Stock Appreciation Right and the attendant surrender of an exercisable portion of any related Option, the Participant shall be entitled to receive payment of an amount determined by multiplying

    (i) the difference obtained by subtracting the exercise price per share of Common Stock under the related Option from the Fair Market Value of a share of Common Stock on the date of exercise of the Stock Appreciation Right, by

    (ii) the number of shares with respect to which the Stock Appreciation Right shall have been exercised.

  (b) Form of Payment. The Committee, in its sole discretion, shall determine the form in which payment shall be made of the amount determined under paragraph (a) above, either solely in cash, solely in shares of Common Stock (valued at Fair Market Value on the date of exercise of the Stock Appreciation Right), or partly in such shares and partly in cash, provided that the Committee shall have determined that such exercise and payment are consistent with applicable law. If the Committee permits the Participant to elect to receive cash or shares (or a combination thereof) on such exercise, any such election shall be subject to such conditions as the Committee may impose and, in the case of any Section 16 Person, any election to receive cash shall be subject to any applicable limitations under Rule 16b-3 unless the Committee otherwise provides.

4. RESTRICTED STOCK AWARDS.

  4.1 Grants.

  The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Employee or Other Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent to which the Participant shall be entitled to dividends, voting and other rights in respect of the shares and the restrictions imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide. Stock certificates evidencing shares of Restricted Stock pending the lapse of the restrictions ("restricted shares") shall bear a legend making appropriate reference to the restrictions imposed hereunder and shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.

  4.2 Restrictions.

  (a) Pre-Vesting Restraints. Except as provided in Section 4.1 and 1.9, restricted shares comprising any Restricted Stock Award may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions have lapsed.

  (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to cash dividend and voting rights for all shares issued even though they are not vested, provided that such rights shall terminate immediately as to any restricted shares which cease to be eligible for vesting.

  (c) Cash Payments. If the Participant shall have paid or received cash (including any dividends) in connection with the Restricted Stock Award, the Award Agreement shall specify whether and to what extent such cash shall be returned (with or without an earnings factor) as to any restricted shares which cease to be eligible for vesting.

5. PERFORMANCE SHARE AWARDS.

  5.l Grants of Performance Share Awards.

  The Committee may, in its discretion, grant Performance Share Awards to Eligible Employees or to Other Eligible Persons based upon such factors, which in the case of any Award to a Section 16 Person shall include but not be limited to the contributions, responsibilities and other compensation of the person as the Committee shall deem relevant in light of the specific type and terms of the award. An Award Agreement shall specify the maximum number of shares of Common Stock (if any) subject to the Performance Share Award, the consideration (but not less than the minimum lawful consideration) to be paid for any such shares as may be issuable to the Participant, the duration of the Award and the conditions upon which delivery of any shares or cash to the Participant shall be based. The amount of cash or shares or other property that may be deliverable pursuant to such Award shall be based upon the degree of attainment over a specified period (a "performance cycle") as may be established by the Committee of such measure(s) of the performance of the Company (or any part thereof) or the Participant as may be established by the Committee. The Committee may provide for full or partial credit, prior to completion of such performance cycle or the attainment of the performance achievement specified in the Award, in the event of the Participant's death, Retirement, or Total Disability, a Change in Control Event or in such other circumstances as the Committee may determine.

  5.2 Special Performance-Based Awards.

  Without limiting the generality of the foregoing, and in addition to Options and Stock Appreciation Rights granted under other provisions of this Plan which are intended to satisfy the exception for "performance-based compensation" under Section 162(m) of the Code (with such Awards hereinafter referred to as a "Qualifying Option" or a "Qualifying Stock Appreciation Right," respectively), other performance-based awards within the meaning of
Section 162(m) of the Code ("Performance-Based Awards"), whether in the form of restricted stock, performance stock, phantom stock, Cash-Based Awards, or other rights, the grant, vesting, exercisability or payment of which depends on the degree of achievement of the Performance Goals relative to preestablished targeted levels for the Corporation or the Corporation and one or more of its Subsidiaries, may be granted under this Plan. Any Qualifying Option or Qualifying Stock Appreciation Right shall be subject only to the requirements of subsections (a) and (c) below in order for such Awards to satisfy the requirements for Performance-Based Awards under this Section 5.2. With the exception of any Qualifying Option or Qualifying Stock Appreciation Right, an Award that is intended to satisfy the requirements of this Section
5.2 shall be designated as a Performance-Based Award at the time of grant.

  (a) Eligible Class. The eligible class of persons for Performance-Based Awards under this Section shall be all Eligible Employees.

  (b) Performance Goal Alternatives. The specific performance goals for Performance-Based Awards granted under this Section (other than Qualifying Options and Qualifying Stock Appreciation Rights) shall be, on an absolute or relative basis, one or more of the Performance Goals, as selected by the Committee in its sole discretion. The Committee shall establish in the applicable Award Agreement the specific performance target(s) relative to the Performance Goal(s) which must be attained before the compensation under the Performance-Based Award becomes payable. The specific targets shall be determined within the time period permitted under Section 162(m) of the Code (and any regulations issued thereunder) so that such targets are considered to be preestablished and so that the attainment of such targets is substantially uncertain at the time of their establishment.

  (c) Maximum Performance-Based Award. Notwithstanding any other provision of the Plan to the contrary, the maximum number of shares of Common Stock which may be delivered pursuant to options, stock appreciation rights, restricted stock or other share-based awards that are granted as

Performance-Based Awards to any Participant in any calendar year shall not exceed 75,000 shares, either individually or in the aggregate, subject to adjustment as provided in Section 6.2. Awards that are cancelled during the year shall be counted against this limit to the extent required by Section 162(m) of the Code. In addition, the aggregate amount of compensation to be paid to any Participant in respect of any Cash-Based Awards that are granted during any calendar year as Performance-Based Awards shall not exceed $1,000,000.

  (d) Committee Certification. Before any Performance-Based Award under this
Section 5.2 (other than Qualifying Options or Qualifying Stock Appreciation Rights) is paid, the Committee must certify in writing that the Performance Goal(s) and any other material terms of the Performance-Based Award were satisfied; provided, however, that a Performance-Based Award may be paid without regard to the satisfaction of the applicable Performance Goal in the event of a Change in Control Event in accordance with Section 6.2(d).

  (e) Terms and Conditions of Awards. The Committee will have the discretion to determine the restrictions or other limitations of the individual Awards granted under this Section 5.2. Consistent with the preceding sentence, to the extent set forth in an Award Agreement, the Committee may reserve the right to reduce the amount payable in accordance with any standards or on any other basis (including the Committee's discretion), as the Committee may impose.

  (f) Adjustments for Chanqes in Capitalization and other Material Changes. In the event of a change in corporate capitalization, such as a stock split or stock dividend, or a corporate transaction, such as a merger, consolidation, spinoff, reorganization or similar event, or any partial or complete liquidation of the Corporation, or any similar event consistent with regulations issued under Section 162(m) of the Code including, without limitation, any material change in accounting policies or practices affecting the Corporation and/or the Performance Goals or targets, then the Committee may make adjustments to the Performance Goals and targets relating to outstanding Performance-Based Awards to the extent such adjustments are made to reflect the occurrence of such an event; provided, however, that adjustments described in this subsection may be made only to the extent that the occurrence of an event described herein was unforeseen at the time the targets for a Performance-Based Award were established by the Committee.

  5.3 Deferred Payments.

  The Committee may authorize for the benefit of any Eligible Employee or Other Eligible Person the deferral of any payment of cash or shares that may become due or of cash otherwise payable under this Plan, and provide for accreted benefits thereon based upon such deferment, at the election or at the request of such Participant, subject to the other terms of this Plan. Such deferral shall be subject to such further conditions, restrictions or requirements as the Committee may impose, subject to any then vested rights of Participants.

6. OTHER PROVISIONS.

  6.1 Rights of Eligible Employees, Participants and Beneficiaries.

  (a) Employment Status. Status as an Eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Employee or to Eligible Employees generally.

  (b) No Employment Contract. Nothing contained in this Plan (or in any other documents related to this Plan or to any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company or constitute any contract or agreement of employment or other service, nor shall interfere in any way with the right of the Company to change such person's compensation or other benefits or to terminate the employment of such person, with or without cause, but nothing contained in this Plan or any document related hereto shall adversely affect any independent contractual right of such person without his or her consent thereto.

  (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares of Common Stock or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.

  6.2 Adjustments; Acceleration; Possible Early Termination of Awards.

  (a) If the outstanding shares of Common Stock are increased, decreased or changed into, or exchanged for, a different number of kind of shares or securities of the Corporation through a reorganization or merger in which the Corporation is the surviving entity, or through a combination, recapitalization, reclassification, stock split, stock dividend, stock consolidation or otherwise, an appropriate adjustment shall be made in the number and kind of shares that may be issued pursuant to Awards. A corresponding adjustment to the consideration payable with respect to Awards granted prior to any such change shall also be made. Any such adjustment, however, shall be made without change in the total payment, if any, applicable to the portion of the Award not exercised but with a corresponding adjustment in the price for each share. Corresponding adjustments shall be made with respect to Stock Appreciation Rights based upon the adjustments made to the Options to which they are related.

  (b) Upon the dissolution or liquidation of the Corporation, or upon a reorganization, merger or consolidation of the Corporation with one or more corporations as a result of which the Corporation is not the surviving corporation, the Plan shall terminate, and any Award theretofore granted hereunder shall terminate. Notwithstanding the foregoing, the Committee may provide in writing in connection with, or in contemplation of, any such transaction for any or all of the following alternatives (separately or in combinations): (i) for the assumption by the successor corporation of the Awards theretofore granted or the substitution by such corporation for such Awards of new options and stock appreciation rights covering the stock of the successor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; (ii) for the continuance of the Plan by such successor corporation in which event the Plan and the Awards shall continue in the manner and under the terms so provided; or (iii) for the payment in cash or shares of Common Stock in lieu of and in complete satisfaction of such Awards.

  (c) In adjusting Awards to reflect the changes described in this Section 6.2, or in determining that no such adjustment is necessary, the Committee may rely upon the advice of independent counsel and accountants of the Corporation, and the determination of the Committee shall be conclusive. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

  (d) Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, there shall be no acceleration of Awards or determines those Awards which shall be accelerated and the extent to which they shall be accelerated, upon the occurrence of a Change in Control Event (i) each Option and each related Stock Appreciation Right shall become immediately exercisable to the full extent theretofore not exercisable, (ii) Restricted Stock shall immediately vest free of restrictions and (iii) the number of shares covered by each Performance Share Award or

Performance-Based Award shall be issued to the Participant and the compensation payable under a Cash-Based Award that is granted as a Performance-Based Award shall be paid to the Participant; provided, however, that Awards shall not in any event be so accelerated to a date less than six months after the Award Date. Acceleration of Awards shall comply with applicable regulatory requirements, including without limitation Rule 16b-3 and Section 422 of the Code. For purposes of this section only, the Board shall mean the Board as constituted immediately prior to the Change in Control Event.

  6.3 Effect of Termination of Employment.

  (a) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if a Participant ceases to be employed by the Company for any reason other than the Participant's death or Total Disability, the Participant's Option shall immediately become void and of no further force or effect. Notwithstanding the preceding sentence, if such cessation of employment is due to Participant's retirement under the provisions of any retirement plan of the Company then in effect, any outstanding Options granted to the Participant shall expire three months after the date the Participant ceases to be an employee of the Company (unless by its terms it sooner expires) to the extent exercisable on the date of such cessation of employment. In addition to the three month extension upon retirement provided for in the preceding sentence, the Committee shall have the authority to provide (either at the time of termination or in the Award Agreement) in the event of any cessation of employment, voluntary or involuntary and with or without cause, that the exercise of the Option may be permitted up to any later date (but not beyond the expiration date of the Option) to the extent the Option is exercisable on the date of such cessation of employment. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for the purposes of this subsection, but no Option may be exercised during any such leave of absence, except during the first three months thereof.

  (b) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, if a Participant dies or becomes subject to a Total Disability while the Participant is employed by the Company, his or her Option shall expire one year after the date of such death or Total Disability unless by its terms it sooner expires. During such period of Total Disability said Option may be exercised by the Participant's Personal Representative, if any, and during such period after death, such Option may be exercised by the person or persons to whom the Participant's rights under the Option shall pass by the Participant's will or by the laws of descent and distribution; but in either case only to the extent that the Option remained unexercised (but exercisable by the Participant according to such Option's terms) on the date of such event.

  (c) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, each Stock Appreciation Right shall have the same termination provisions and exercisability periods as the Option to which it relates.

  (d) Unless the Committee provides otherwise in an applicable Award Agreement or by resolution, in the event of termination of employment with the Company for any reason, (i) shares of Common Stock subject to the Participant's Restricted Stock Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not become vested on that date; and (ii) shares of Common Stock subject to the Participant's Performance Share Award shall be forfeited in accordance with the provisions of the related Award Agreement to the extent such shares have not been issued or become issuable on that date.

  (e) Notwithstanding the preceding subsection, in the event of termination of employment with the Company for any reason the Committee may, in its discretion, increase the portion of the Participant's Restricted Stock Award or Performance Share Award available to the Participant, or Participant's Beneficiary or Personal Representative, as the case may be, upon such terms as the Committee shall determine. The original Award Agreement may specify such additional terms.

  (f) For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, such action shall be deemed to be a termination of employment of each employee of that entity who does not continue as an employee of another entity within the Company.

  (g) Upon forfeiture of a Restricted Stock Award pursuant to this Section 6.3, the Participant, or his or her Beneficiary or Personal Representative, as the case may be, shall transfer to the Corporation the portion of the Restricted Stock Award not vested at the date of termination of employment, without payment of any consideration by the Company for such transfer unless the Participant paid a purchase price in which case repayment, if any, of that price shall be governed by the Award Agreement. Notwithstanding any such transfer to the Corporation, or failure, refusal or neglect to transfer, by the Participant, or his or her Beneficiary or Personal Representative, as the case may be, such nonvested portion of any Restricted Stock Award shall be deemed transferred automatically to the Corporation on the date of termination of employment. The Participant's original acceptance of the Restricted Stock Award shall constitute his or her appointment of the Corporation and each of its authorized representatives as attorney(s)-in-fact to effect such transfer and to execute such documents as the Corporation or such representatives deem necessary or advisable in connection with such transfer.

  (h) Notwithstanding the foregoing, the Committee shall establish in respect of each Award granted to an Other Eligible Person the effect of a termination of service on the rights and benefits thereunder and in so doing may make distinctions based upon the cause of termination.

  6.4 Compliance with Laws.

  This Plan, the granting and vesting of Awards under this Plan and the issuance and delivery of shares of Common Stock and/or the payment of money under this Plan or under Awards granted hereunder are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. Any securities delivered under this Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Corporation, provide such assurances and representations to the Corporation as the Corporation may deem necessary or desirable to assure compliance with all applicable legal requirements.

  6.5  Tax Withholding.

  (a) Cash or Shares. Upon any exercise, vesting, or payment of any Award or, if required under the Code, upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the amount of any taxes which the Company may be required to withhold with respect to such cash payment. There is no obligation under this Plan that any Participant be advised of the existence of the tax on the amount required to be withheld. Without limiting the generality of the foregoing, in any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion grant (either at the time of the Award or thereafter) to the Participant the right to elect, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares valued at their then Fair Market Value, to satisfy such withholding obligation.

  (b) Tax Loans. The Committee may, in its discretion, authorize a loan from the Company to a Participant in the amount of any taxes which the Company may be required to withhold with respect to shares of Common Stock received (or disposed of, as the case may be) pursuant to a transaction described in subsection (a) above. Such a loan shall be for a term, at a rate of interest and pursuant to such other terms and conditions as the Committee, under applicable law may establish and such loan need not comply with the provisions of Section 1.8.

  6.6 Plan Amendment, Termination and Suspension.

  (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. In addition, the Committee may, from time to time, amend or modify any provision of this Plan except Sections 6.2(b) and 6.6(b). No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.

  (b) Shareholder Approval. If any amendment would (i) materially increase the benefits accruing to Participants under this Plan, (ii) materially increase the aggregate number of securities that may be issued under this Plan, or
(iii) materially modify the requirements as to eligibility for participation in this Plan, then to the extent then required by Rule 16b-3 to secure benefits thereunder or to avoid liability under Section 16 of the Exchange Act (and Rules thereunder) or required under the Code or any other applicable law, or deemed necessary or advisable by the Board, such amendment shall be subject to shareholder approval.

  (c) Amendments to Awards. Without limiting any other express authority of the Committee under but subject to the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and may make other changes to the terms and conditions of Awards that do not affect in any manner materially adverse to the Participant, his or her rights and benefits under an Award.

  (d) Cancellation and Regrant/Waiver of Restrictions. Subject to Section 1.4 and this Section 6.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Participant any adjustment in the number of shares subject to, the restrictions upon or the term of, an Award granted under the Plan by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means. Such amendment or other action may provide for a greater or lesser number of shares subject to the Award, or provide for a longer or shorter vesting or exercise period than the prior Award.

  (e) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of the Plan or change of or affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Corporation under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by
Section 6.2 shall not be deemed to constitute changes or amendments for purposes of this Section 6.6.

  6.7 Privileqes of Stock Ownership; Nondistributive Intent.

  Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by him or her. No adjustment will be made for dividends or other rights as a shareholders for which a record date is prior to such date of delivery. Consistent with the preceding sentences, upon the issuance and transfer of shares to the Participant, unless a registration statement is in effect under the Securities Act of 1933, as amended ("1993 Act"), relating to such issued and transferred Common Stock and there is available for delivery a prospectus meeting the requirements of Section 10 of the 1933 Act, the Common Stock may be issued and transferred to the Participant only if he represents and warrants in writing to the Corporation that the shares are being acquired for investment and not with a view to the resale or distribution thereof. No shares shall be issued and transferred unless and until there shall have been full compliance with any then applicable regulatory requirements (including those of exchanges upon which any Common Stock of the Corporation may be listed).

  6.8 Effective Date of the Plan.

  This Plan shall be effective as of the date of Board approval, subject to shareholder approval within 12 months thereafter.

  6.9 Term of the Plan.

  No Award shall be granted more than ten years after the effective date of this Plan (the "termination date"). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and all authority of the Committee with respect to Awards hereunder shall continue during any suspension of this Plan and in respect of outstanding Awards on such termination date.

  6.10 Governing Law/Construction/Severability.

  (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the state of California.

  (b) Severability. If any provision shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.

  (c) Plan Construction.

    (1) Rule 16b-3. It is the intent of the Corporation that this Plan and Awards hereunder satisfy and be interpreted in a manner that in the case of Participants who are or may be subject to Section 16 of the Exchange Act satisfies the applicable requirements of Rule 16b-3 so that such persons (unless they otherwise agree) will be entitled to the benefits of Rule 16b-3 or other exemptire rules under Section 16 of the Exchange Act and will not be subjected to avoidable liability thereunder. If any provision of this Plan or of any Award would otherwise frustrate or conflict with the intent expressed above, that provision to the extent possible shall be interpreted and deemed amended so as to avoid such conflict, but to the extent of any remaining irreconcilable conflict with such intent as to such persons in the circumstances, such provision shall be disregarded.

    (2) Section 162(m). It is the further intent of the Company that Qualifying Options or Qualifying Stock Appreciation Rights (as such terms are defined in Section 5.2) and other Performance-Based Awards under
  Section 5.2 of this Plan that are granted to or held by a Section 16 Person shall qualify as performance-based compensation under Section 162(m) of the Code, and this Plan shall be interpreted consistent with such intent.

  (d) Limitations Prior to Expiration of Rule 16b-3 Transition Period. Notwithstanding any other provision of this Plan, any Award granted to a
Section 16 Person prior to September 1, 1995 (or any other date at which the transition period for purposes of new Rule 16b-3, as to this Plan, expires) is subject to the following additional limitations:

    (1) the Award may provide for the issuance of shares of Common Stock as a stock bonus for no consideration other than services rendered; and

    (2) in the event of an Award under which shares of Common Stock are or in the future may be issued for any other type of consideration, the amount of such consideration either (a) shall be equal to the minimum amount (such as the par value of such shares) required to be received by the Corporation to comply with applicable state law, or (b) shall be equal to or greater than 50% of the Fair Market Value of the shares of Common Stock on the date of the Award; provided that in the case of Restricted Stock Awards, the amount shall equal the minimum lawful amount (but not more than 10% of the market value of the stock subject to the Award on the Award Date) and any right to purchase the Restricted Stock must be exercised within 60 days of the Award Date.

  6.11 Captions.

  Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

  6.12 Non-Exclusivity of Plan.

  Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.

7. DEFINITIONS.

  7.1 Definitions.

  (a) "Award" shall mean an award of any Option, Stock Appreciation Right, Restricted Stock Award, Performance-Based Award, performance share award, dividend equivalent or deferred payment right or other right or security that would constitute a "derivative security" under Rule 16a-l(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

  (b) "Award Agreement" shall mean any writing setting forth the terms of an Award that has been authorized by the Committee.

  (c) "Award Date" shall mean the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.

  (d) "Award Period" shall mean the period beginning on an Award Date and ending on the expiration date of such Award.

  (e) "Beneficiary" shall mean the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant's death, and shall mean the Participant's executor or administrator if no other Beneficiary is designated and able to act under the circumstances.

  (f) "Board" shall mean the Board of Directors of the Corporation.

  (g) "Cash-Based Awards" shall mean Awards that, if paid, must be paid in cash and that are neither denominated in nor have a value derived from the value of, nor an exercise or conversion privilege at a price related to, shares of Common Stock.

  (h) "Cash Flow" shall mean cash and cash equivalents derived from either (i) net cash flow from operations or (ii) net cash flow from operations, financings and investing activities, as determined by the Committee at the time an Award is granted.

  (i) "Change in Control Event" shall mean any of the following:

    (1) Approval by the shareholders of the Corporation of the dissolution or liquidation of the Corporation;

    (2) Approval by the shareholders of the Corporation of an agreement to merge or consolidate, or otherwise reorganize, with or into one or more entities that are not Subsidiaries, as a result of which less than 50% of the outstanding voting securities of the surviving or resulting entity immediately after the reorganization are, or will be, owned by shareholders of the Corporation immediately before such reorganization (assuming for purposes of such determination that there is no change in the record ownership of the Corporation's securities from the record date for such approval until such reorganization and that such record owners hold no securities of the other parties to such reorganization);

    (3) Approval by the shareholders of the Corporation of the sale of substantially all of the Corporation's business and/or assets to a person or entity which is not a Subsidiary;

    (4)(i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(1) thereunder) is or becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 15% or more of the combined voting power of the Corporation's then outstanding securities; or

    (5) During any period of two consecutive years, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new Board member was approved by a vote of at least three-fourths of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved).

  (j) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

  (k) "Commission" shall mean the Securities and Exchange Commission.

  (1) "Committee" shall mean the Executive Compensation Committee appointed by the Board to administer this Plan, which committee shall be comprised only of two or more directors or such greater number of directors as may be required under applicable law, each of whom, during such time as one or more Participants may be subject to Section 16 of the Exchange Act and/or Section 162(m) of the Code, shall be Disinterested and/or an "outside director" (as such term is defined under Section 162(m) of the Code and regulations issued thereunder).

  (m) "Common Stock" shall mean the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 6.2 of this Plan.

  (n) "Company" shall mean, collectively, the Corporation and its Subsidiaries.

  (o) "Corporation" shall mean Wyle Electronics, a California corporation, and its successors.

  (p) "Disinterested" shall mean disinterested within the meaning of any applicable regulatory requirements, including Rule 16b-3.

  (q) "Eligible Employee" shall mean an officer (whether or not a director) or key employee of the Company.

  (r) "EPS" shall mean earnings per common share on a fully diluted basis determined by dividing (i) net earnings, less dividends on preferred stock of the Corporation by (ii) the weighted average number of common shares and common shares equivalents outstanding.

  (s) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

  (t) "Exchanqe Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

  (u) "Fair Market Value" shall mean the closing price of the Common Stock on the New York Stock Exchange as reported on the Composite Tape and published in the Western Edition of The Wall Street Journal, or, if there is no trading of the Common Stock on the date in question, then the closing price of the Common Stock, as so reported and published, on the next preceding date on which there was trading in the Common Stock.

  (v) "Incentive Stock Option" shall mean an Option which is designated as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.

  (w) "Nonqualified Stock Option" shall mean an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an Incentive Stock Option shall be deemed to be designated a Nonqualified Stock Option under this Plan and not an incentive stock option under the Code.

  (x) "Non-Employee Director" shall mean a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.

  (y) "Option" shall mean an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Employee as a Nonqualified Stock Option or an Incentive Stock Option. Options granted to Other Eligible Persons shall only be designated as Nonqualified Stock Options.

  (z) "Other Eligible Person" shall mean any Non-Employee Director who is not a member of the Committee or who has not been designated to serve as a member of the Committee during the calendar year following the calendar year during which such individual is to be granted an Award as an Other Eligible Person.

  (aa) "Participant" shall mean an Eligible Employee or Other Eligible Person who has been granted an Award under this Plan.

  (ab) "Performance Goal" shall mean EPS or ROE or Cash Flow or Total Shareholder Return, and "Performance Goals" means any combination thereof.

  (ac) "Performance Share Award" shall mean an award of shares of Common Stock made in accordance with Section 5.1.

  (ad) "Personal Representative" shall mean the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.

  (ae) "Plan" shall mean this 1995 Stock Incentive Plan.

  (af) "QDRO" shall mean a qualified domestic relations order as defined in
Section 414(p) of the Code or Title I, Section 206(d)(3) of ERISA (to the same extent as if this Plan were subject thereto), or the applicable rules thereunder.

  (ag) "Restricted Stock Award" shall mean an award of a fixed number of shares of Common Stock to the Participant subject, however, to payment of such consideration, if any, and such forfeiture provisions, as are set forth in the Award Agreement.

  (bb) "Restricted Stock" shall mean those shares of Common Stock issued pursuant to a Restricted Stock Award which are subject to the restrictions set forth in the applicable Award Agreement.

  (cc) "ROE" shall mean consolidated net income of the Corporation (less preferred dividends), divided by the average consolidated common shareholders equity.

  (dd) "Rule 16b-3" shall mean Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.

  (ee) "Section 16 Person" shall mean a person subject to Section 16(a) of the Exchange Act.

  (ff) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

  (gg) "Stock Appreciation Right" shall mean a right to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock that is authorized under this Plan.

  (hh) "Subsidiary" shall mean any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.

  (ii) "Total Disability" shall mean a "permanent and total disability" within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

  (jj) "Total Shareholder Return" shall mean with respect to the Corporation or other entitles (if measured on a relative basis), the (i) change in the market price of its common stock (as quoted in the principal market on which it is traded as of the beginning and ending of the period) plus dividends and other distributions paid, divided by (ii) the beginning quoted market price, all of which is adjusted for any changes in equity structure, including but not limited to stock splits and stock dividends.

                                     MAP TO

                               WYLE ELECTRONICS'

                          ANNUAL SHAREHOLDERS MEETING

                                THE RITZ-CARLTON
                               4375 ADMIRALTY WAY
                           MARINA DEL REY, CALIFORNIA


                                 [PASTE-UP MAP]

                               WYLE ELECTRONICS

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 OF THE COMPANY FOR ANNUAL MEETING MAY 9, 1995

  The undersigned, a shareholder of WYLE ELECTRONICS, a California corporation, acknowledges receipt of a Notice of Annual Meeting of Shareholders, the accompanying Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 1994; and, revoking any proxy previously given, hereby constitutes and appoints R. Van Ness Holland, Jr. and Stephen D. Natcher, and each of them, the true and lawful agents and proxies of the undersigned with full power of substitution in each, to vote the shares of Common Stock of WYLE ELECTRONICS standing in the name of the undersigned at the Annual Meeting of Shareholders of WYLE ELECTRONICS, on Tuesday, May 9, 1995 at 10:30 A.M. local time, and at any adjournment or postponement thereof with respect to the proposals listed on the reverse side.

  THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2; FOR THE NOMINEES LISTED ON THE REVERSE (PROPOSAL 3); AND FOR PROPOSAL 4 AND FOR PROPOSAL 5.

                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

THIS PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL WILL BE VOTED FOR PROPOSALS 1 AND 2; FOR THE ELECTION OF THE NINE NAMED NOMINEES PROPOSAL 3; AND FOR PROPOSALS 4 AND 5.

PLEASE MARK YOUR VOTES AS THIS   [X]

       ----------------
            COMMON

    THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR PROPOSALS 1 AND 2;
     FOR THE NINE NAMED NOMINEES IN PROPOSAL 3; AND FOR PROPOSALS 4 AND 5.

1. Amendment of Restated Articles of Incorporation to eliminate cumulative voting.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

2. Amendment of bylaws to authorize classified board.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

3. Election of Directors: Charles M. Clough, Michael R. Corboy, Theodore M. Freedman, Jack S. Kilby, Ralph L. Ozorkiewicz, Edward Sanders, Stanley A. Wainer, Kirk West and Frank S. Wyle

   FOR ALL NOMINEES LISTED (EXCEPT            WITHHOLD  AUTHORITY TO VOTE
   AS MARKED TO THE CONTRARY)      [_]        FOR ALL NOMINEES  LISTED    [_]


4. Approval of 1995 Stock Incentive Plan.

   FOR [_]   AGAINST [_]   ABSTAIN [_]


5. Ratification of the appointment of Arthur Andersen LLP as auditors for 1995.

   FOR [_]   AGAINST [_]   ABSTAIN [_]

6. In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting and any and all postponements or adjournments thereof.


INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE.

Please sign exactly as shown at left. Joint owners should each sign. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Corporations and partnerships should sign in the corporate or partnership name by an authorized officer.


Date: ________________________, 1995


-------------------------------------
      Signature of Shareholder


-------------------------------------
      Signature of Shareholder

               PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                     PROMPTLY USING THE ENCLOSED ENVELOPE

--------------------------------------------------------------------------------

PROXY                          WYLE ELECTRONICS                            PROXY
       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY
                 FOR ANNUAL MEETING OF SHAREHOLDERS MAY 9, 1995

  The undersigned hereby appoints Messrs. R. Van Ness Holland, Jr. and Stephen
D. Natcher, and each of them, as proxies, each with power of substitution, to vote for the undersigned at the Annual Meeting of Shareholders of Wyle Electronics on Tuesday, May 9, 1995, and any adjournments or postponements thereof, to represent and to vote all shares of stock of said corporation which the undersigned would be entitled to vote if personally present, upon the matters specified below and upon such other business as may properly come before the meeting, and any prior Proxy to vote at such meeting is hereby revoked. With respect to matters not known to said corporation's Board of Directors at the time of the solicitation hereof, said proxies are authorized to vote in their discretion.

1. Amendment of Restated Articles to eliminate cumulative voting

                      FOR   AGAINST   ABSTAIN
                      [_]     [_]       [_]

   (Directors recommend a vote "FOR")


2. Amendment of bylaws to authorize classified board

                      FOR   AGAINST   ABSTAIN
                      [_]     [_]       [_]

   (Directors recommend a vote "FOR")


3. Election of Directors

   FOR all nominees listed below [_]            WITHHOLD AUTHORITY [_]
   (except as marked to the contrary below)     to vote for all nominees
                                                listed below

   (Directors recommend a vote "FOR")

          Charles M. Clough, Michael R. Corbay, Theodore M. Freedman,
             Jack S. Kilby, Ralph L. Ozorkiewicz, Edward Sanders,
               Stanley A. Wainer, Kirk West, and Frank S. Wyle.

  (Instruction: To withhold authority to vote for any individual nominee write that nominee's name in the space provided below.)

  ---------------------------------------------------------------------------


4. Approval of 1995 Stock Incentive Plan

                      FOR   AGAINST   ABSTAIN
                      [_]     [_]       [_]

   (Directors recommend a vote "FOR")


5. Ratification of Independent Public Accountants

                      FOR   AGAINST   ABSTAIN
                      [_]     [_]       [_]

   (Directors recommend a vote "FOR")

                       IMPORTANT--PLEASE SIGN OTHER SIDE
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    ------------              --------------               -----------------
    PROXY NUMBER              ACCOUNT NUMBER                    SHARES

                          (CONTINUED FROM OTHER SIDE)

  THIS PROXY WILL BE VOTED AS SPECIFIED HEREIN. IF NO INDICATION TO THE CONTRARY IS MADE, ON THE REVERSE SIDE HEREOF, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2, FOR THE ELECTION OF THE PERSONS NAMED ON THE REVERSE SIDE HEREOF, NOMINATED BY THE BOARD OF DIRECTORS, FOR ELECTION AS DIRECTORS AND FOR PROPOSALS 4 AND 5. THE PROXY ALSO GRANTS TO THE ABOVE-NAMED PROXIES THE DISCRETIONARY POWER TO VOTE THE SHARES REPRESENTED CUMULATIVELY FOR ONE OR MORE OF THE NOMINEES OTHER THAN THOSE (IF ANY) FOR WHOM AUTHORITY TO VOTE IS WITHHELD.

  One of the above-named proxies or his substitute present at the meeting may exercise the powers of all said proxies.

IMPORTANT: In signing this Proxy, please sign your name or names on the signa-ture lines in the same way as it is stenciled on this Proxy. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. EACH JOINT TENANT SHOULD SIGN.


----------------------------------------
        Signature of Shareholder


----------------------------------------
        Signature of Shareholder

Date: ____________________________, 1995

                    PLEASE SIGN, DATE AND RETURN YOUR PROXY
                  PROMPTLY IN THE POSTPAID ENVELOPE PROVIDED
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